UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VERINT SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

225 Broadhollow Road
Melville, New York 11747

Letter from our Chairman

May 30, 2024

Dear Verint Stockholder:

Today, the customer engagement market is hungry for ways to increase CX automation and Verint is leading the way in helping brands elevate their customer experience while at the same time reducing their operating costs.

In fiscal 2024 (the year ended January 31, 2024, or FYE 24) we launched our differentiated Verint Open Platform, which we believe enables Verint to deliver AI-powered business outcomes to our customers better than any other vendor in our market.

During the second half of FYE 24, we built momentum with our bundled SaaS ACV bookings, reflecting the demand we see for AI-powered solutions. Our SaaS revenue grew by 16% for the year and by about 29% in the fourth quarter, driven by strong renewal activity. And we continued to expand our gross margins and significantly grew our free cash flow.

We are targeting becoming a ‘Rule of 40’ company in FYE 27. We believe that our recently launched Open Platform, including 40 AI-powered bots, coupled with the rich hub of behavioral data in our platform and our large base of enterprise customers across many industries and geographies, make us very well positioned to take advantage of the emerging CX automation market opportunity.

I would like to take this opportunity to invite you to attend our 2024 Annual Meeting of Stockholders, which will be a virtual meeting held over the Internet, on Wednesday, July 10, 2024, at 11:00 A.M. Eastern Time. As we did last year, we have again decided to hold the meeting in virtual-only format this year due to its greater convenience. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Whether or not you plan to attend the virtual meeting, we encourage you to read the proxy materials and to vote. You can find additional information about our business performance for the year in our Annual Report on Form 10-K, which accompanies this proxy statement.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Verint.

Sincerely,

Dan Bodner
Chairman and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

We would like to take this opportunity to invite you to attend our 2024 Annual Meeting of Stockholders.

Date and Time	Attendance
Wednesday, July 10, 2024 11:00 A.M. Eastern Time	Meeting live via the Internet by visiting www.virtualshareholdermeeting.com/VRNT2024

PROPOSALS TO BE VOTED ON AT THE MEETING

Proposal	Board Recommendation
1.Election of ten directors to serve until the 2025 Annual Meeting of Stockholders	FOR THE BOARD’S NOMINEES
2.Advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year	FOR
3.Advisory vote to approve the compensation of our named executive officers	FOR
Other matters that are properly brought before the meeting may also be considered.

Only stockholders at the close of business on May 22, 2024 are entitled to vote.

You will be able to attend the virtual 2024 Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VRNT2024 and entering your 16-digit control number included in the notice containing instructions on how to access the 2024 Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

We encourage you to vote your shares before the meeting, even if you plan to attend the virtual meeting.

You can find additional information about our business performance for the year ended January 31, 2024 in our Annual Report on Form 10-K, which accompanies this proxy statement.

This Notice of 2024 Annual Meeting of Stockholders and the attached proxy statement are first being sent to stockholders of record as of May 22, 2024 on or about May 30, 2024.

By Order of the Board of Directors,

Jonathan Kohl
Senior Vice President, General Counsel and Corporate Secretary
May 30, 2024

Instructions on How to Vote

If you are a registered holder (you hold shares directly with our transfer agent)	If you are a beneficial holder (you hold shares through a bank, broker, or other nominee)
You can vote online, by phone, or by signing, dating and returning the attached proxy card	You should use the voting instructions and materials provided to you by your bank, broker, or other nominee (which may also include instructions for voting online, by phone, or by completing and mailing a voting instruction card)
If you wish to attend the virtual meeting, you will also be able to vote your shares electronically during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VRNT2024 and entering your 16-digit control number included in the notice containing instructions on how to access the 2024 Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

Important Notice of the Internet Availability of Proxy Materials

The Proxy Statement and our Annual Report for the year ended January 31, 2024 are available to stockholders at www.proxyvote.com.

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PROXY STATEMENT

❖    The enclosed proxy is solicited on behalf of the board of directors (the “Board”) of Verint Systems Inc. (“Verint” or the “Company”) in connection with our Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held on July 10, 2024, at 11:00 A.M. Eastern Time, or any adjournment or postponement of this meeting.

❖    The 2024 Annual Meeting will be an audio virtual meeting held over the Internet. You will be able to attend the 2024 Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VRNT2024 and entering your 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”), your proxy card, or the voting instructions that accompanied your proxy materials.

❖ Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide electronic access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our record and beneficial stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis.

❖ We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of printing proxy materials. We intend to mail the Notice and make available via the Internet this proxy statement, the accompanying proxy card and our previously filed Annual Report on Form 10-K for the year ended January 31, 2024 to each stockholder entitled to vote at our 2024 Annual Meeting on or about May 30, 2024.

❖    The fiscal year ended January 31, 2024 is referred to in this proxy statement as FYE 24. The fiscal year ending January 31, 2025 is referred to in this proxy statement as FYE 25. The fiscal year ending January 31, 2026 is referred to in this proxy statement as FYE 26.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the 2024 Annual Meeting.

Q: Why am I receiving these materials?

A: The Board is providing these proxy materials to you in connection with its solicitation of your proxy to vote at the 2024 Annual Meeting because you were a holder of Verint Systems Inc. common stock or preferred stock as of the close of business on May 22, 2024 (the “Record Date”) and are entitled to vote at the 2024 Annual Meeting. As of the Record Date, there were (a) 61,714,186 shares of our common stock outstanding; (b) 200,000 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) outstanding, and (c) 200,000 shares of our Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (“Series B Preferred Stock,” and together with the Series A Preferred Stock, “Preferred Stock”) outstanding. The Preferred Stock is entitled to vote together with the common stock on an as-converted basis on all matters submitted to the vote of holders of common stock. There are 71,381,154 shares entitled to vote at the 2024 Annual Meeting, consisting of both the outstanding common stock and the shares of common stock into which the Preferred Stock was convertible as of the Record Date. This proxy statement summarizes the information you should consider in determining how to vote on the proposals expected to be presented at the 2024 Annual Meeting.

Q: Who is soliciting my vote?

A: In this proxy statement, the Board is soliciting your vote for matters being submitted for stockholder approval at the 2024 Annual Meeting. Giving us your proxy means that you authorize the proxy holders identified on the proxy card or in the proxy materials to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You also may abstain from voting. If you sign and return a proxy card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, in accordance with the Board’s recommendations.

Q: How many shares must be present to hold the 2024 Annual Meeting?

A: Holders of a majority of the issued and outstanding shares of our common stock and shares of common stock into which the Preferred Stock is convertible, taken together, as of the Record Date must be represented in person or by proxy at the 2024 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “withhold” votes, and broker non-votes also will be counted in determining whether a quorum exists.

Q: What are the proposals and the voting recommendations of the Board?

A: The proposals to be considered, and the recommendation of the Board on each, are as follows:

•FOR each of our director nominees (Proposal No. 1);

•FOR ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accounting firm for the year ending January 31, 2025 (Proposal No. 2); and

•FOR approval, on a non-binding, advisory basis, of the compensation of the named executive officers (“NEOs”) as disclosed in this proxy statement (Proposal No. 3).

Q: How will voting on any business not described in the proxy statement be conducted?

A: We are not currently aware of any other business to be acted upon at the 2024 Annual Meeting. If any other matters are properly submitted for consideration at the 2024 Annual Meeting, including any proposal to adjourn the 2024 Annual Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the 2024 Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock and Preferred Stock representing a majority of the votes present in person or by proxy at the 2024 Annual Meeting, whether or not a quorum exists, without further notice (other than an announcement made at the 2024 Annual Meeting).

Q: What vote is required to approve each proposal?

A: So long as there is a quorum, the voting requirement for each of the proposals is as follows:

•Proposal No. 1 – Election of Directors – In order for a nominee to be elected, such nominee must receive a plurality of votes of the shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote on the election of directors. That means the ten nominees receiving the highest number of votes will be elected. This is not considered a routine matter and therefore banks, brokers, or other nominees may not vote without instructions from the stockholder. Because directors need only be elected by a plurality of the vote, abstentions, broker non-votes, and withheld votes will not affect whether a particular nominee has received sufficient votes to be elected. Under our director resignation policy, however, any nominee for director who, in an uncontested election, fails to receive more votes “for” his or her election than “withheld” must promptly tender his or her resignation for consideration by the corporate governance & nominating committee and subsequently by the Board. Our director resignation policy is available on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies.

•Proposal No. 2 – Ratification of independent registered public accountants – The proposal for the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2025 requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. This is considered a routine matter on which banks, brokers, or other nominees may vote without instructions from the stockholder. Abstentions will count as votes against this proposal.

•Proposal No. 3 – Approval of the compensation of the named executive officers – The advisory vote to approve the compensation of the NEOs as disclosed in this proxy statement requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. This is not considered a routine matter and banks, brokers, or other nominees may not vote without instructions from the stockholder. Broker non-votes will not affect whether this proposal is approved; however, abstentions will count as votes against this proposal.

Q: How many votes do I have?

A: Each share of common stock owned at the close of business on the Record Date is entitled to one vote. Each share of Series A Preferred Stock owned at the close of business on the Record Date is entitled to approximately 28 votes. Each share of Series B Preferred Stock owned at the close of business on the Record Date is entitled to approximately 20 votes. As of the Record Date, all shares of Preferred Stock were owned by affiliates of Apax Partners.

Shares entitled to vote include:

•shares held directly in your name as the “stockholder of record”; and

•shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name”.

The common stock and Preferred Stock vote together on all matters to be considered at the 2024 Annual Meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker, bank, or other nominee (beneficial ownership) rather than directly in their own name (record ownership). As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record, and the Notice is being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online at the 2024 Annual Meeting.

•Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in street name by such third party, and the Notice is being forwarded to you by your broker, bank, or their nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares. As a beneficial owner, you also have the right to vote your shares online at the 2024 Annual Meeting. You may vote shares beneficially held by you as set out in the voting instruction card you receive from your broker, bank, or other nominee. WE STRONGLY ENCOURAGE YOU TO PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER, BANK OR OTHER NOMINEE SO THAT YOUR VOTE WILL BE COUNTED.

Q: Why is the 2024 Annual Meeting being held in virtual-only format?

A: We have decided to hold the 2024 Annual Meeting in virtual-only format again this year due to its greater convenience. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Even if you plan to attend the virtual 2024 Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the virtual 2024 Annual Meeting.

Q: How do I vote my shares if I do not plan to participate in the virtual 2024 Annual Meeting?

A: Whether you are a stockholder of record or hold your shares in street name, you may direct your vote without participating in the virtual 2024 Annual Meeting.
If you are a stockholder of record, you may vote your shares over the Internet or by telephone by following the instructions on the Notice. If you requested printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you should follow the instructions in the voter instruction form provided by your broker, bank, or other nominee, which may include instructions for voting your shares electronically over the Internet or by telephone. If you requested printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your broker, bank, or other nominee and returning it by mail. If you provide specific directions on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker, bank or other nominee as you have directed.

Q: How do I vote my shares at the virtual 2024 Annual Meeting?

A: Whether you are a stockholder of record or hold your shares in street name, you may vote online at the 2024 Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2024 Annual Meeting.

Even if you plan to attend the virtual 2024 Annual Meeting, we encourage you to vote in advance of the meeting by telephone, over the Internet, or by returning a proxy card (if you are a record holder) or the voting instruction form provided by your broker (if you are a beneficial holder). This will ensure that your vote will be counted if you later decide not to attend the 2024 Annual Meeting.

Q: How can I ask questions during the virtual 2024 Annual Meeting?

A: Stockholders who wish to submit a question may do so in two ways. If you want to ask a question before the meeting, beginning on May 30, 2024 and until 11:59 p.m. Eastern Time on July 9, 2024, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/VRNT2024, type your question into the “Ask a Question” field, and click “Submit”.

We intend to answer questions pertinent to the proposals described above as time allows during the 2024 Annual Meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. The 2024 Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Verint and the matters properly before the 2024 Annual Meeting, and therefore questions on such matters will not be answered. Guidelines for submitting written questions during the 2024 Annual Meeting will be available in the rules of conduct for the 2024 Annual Meeting available at www.virtualshareholdermeeting.com/VRNT2024.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of printed paper proxy materials?

A: Pursuant to the “notice and access” rules adopted by the SEC, we are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended January 31, 2024, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q: Why did I receive printed paper proxy materials in the mail instead of a Notice regarding the Internet availability of proxy materials?

A: We are providing stockholders who have previously requested that they receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing printed proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions for voting using the Internet that are provided with your proxy materials or on your proxy card or voting instruction card and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to https://enroll.icsdelivery.com/vrnt and enroll for Internet delivery of annual meeting and proxy voting materials.

Q: What does it mean if I receive more than one Notice, or voting instruction card?

A: It generally means that some of your shares are registered differently or are in more than one account. Please be sure to provide voting instructions for all Notices, proxy and voting instruction cards you receive to ensure that all your shares are voted.

Q: Can I vote my shares by filling out and returning the Notice?

A: No. The Notice identifies the items to be voted on at the 2024 Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials. It is not the same as a proxy card from us or a voting instruction card from your broker, bank, or other nominee.

Q: Can I change my vote or revoke my proxy?

A: Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the 2024 Annual Meeting by:

•notifying our Corporate Secretary in writing before the 2024 Annual Meeting that you have revoked your proxy;

•signing and delivering a later dated proxy to our Corporate Secretary;

•voting by using the Internet or the telephone (your last Internet or telephone proxy is the one that is counted); or

•attending and voting online at the virtual 2024 Annual Meeting.

Any such written notice or later dated proxy must be received by our Corporate Secretary at our principal executive offices located at 225 Broadhollow Road, Melville, New York 11747 before 11:59 p.m. Eastern Time on July 9, 2024, if you are notifying us in writing. Your attendance at the virtual 2024 Annual Meeting will not, by itself, revoke your proxy unless you enter your 16-digit control number and vote again electronically at the virtual 2024 Annual Meeting.

If you are a beneficial owner, you may submit new voting instructions by contacting your bank, broker, or other nominee or by attending and voting online at the virtual 2024 Annual Meeting.

Q: What will happen if I do not instruct my bank, broker, or other nominee how to vote and do not attend the virtual meeting and vote myself?

A: If you are a beneficial owner and you do not instruct your bank, broker, or other nominee how to vote, your bank, broker, or other nominee may vote your shares at its discretion on routine matters but not on non-routine matters. The ratification of the independent registered public accounting firm (Proposal No. 2) is the only routine matter being presented at the 2024 Annual Meeting. Thus, if you do not otherwise instruct your bank, broker, or other nominee, they may vote your shares “FOR” Proposal No. 2.

Conversely, all of the other proposals (Proposals Nos. 1 and 3) being presented at the 2024 Annual Meeting are non-routine matters, and banks, brokers, and other nominees cannot vote on these matters without instructions from the beneficial owner. Without your voting instructions on these matters, a “broker non-vote” will occur. Shares held by banks, brokers, or other nominees that do not have discretionary authority to vote uninstructed shares on non-routine matters are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular matter, but will be counted in determining whether a quorum is present at the 2024 Annual Meeting. See “—Q: How are votes counted?” below for more information.

Q: Who are the proxies and what do they do?

A: The persons named as proxies in the proxy materials, Dan Bodner, our Chief Executive Officer, Grant Highlander, our Chief Financial Officer, and Peter Fante, our Chief Administrative Officer, were designated by the Board to vote the shares of holders who are not able to vote their shares in person at the 2024 annual meeting, based on valid proxies received by us.

Q: How are votes counted?

A: The shares represented by all valid proxies received will be voted in the manner specified on the proxies. If you are a stockholder of record and you sign, date, and return your proxy card without making specific choices, the persons named as proxies above will vote your shares in accordance with the recommendations of the Board. If you are a beneficial holder, your bank, broker, or other nominee must vote for you unless you attend the virtual meeting and vote there, and as noted above, if you do not provide specific voting instructions to them, your bank, broker, or other nominee may not be able to vote on your behalf. As a result, you are urged to specify your voting instructions by marking the appropriate boxes on the enclosed proxy card or on your voting instruction card, as applicable, even if you plan to attend the virtual meeting in the event you are unable to attend.

Q: Will the 2024 Annual Meeting be webcast?

A: Yes. The 2024 Annual Meeting will be a completely virtual audio meeting and will be webcast live at www.virtualshareholdermeeting.com/VRNT2024. All stockholders may attend and listen live to the webcast of the 2024 Annual Meeting.

Q: Where can I find the voting results of the meeting?

A: The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

Q: Who is paying the costs of soliciting these proxies?

A: The expense of this solicitation, including the cost of preparing, assembling and mailing the various proxy materials, will be borne by us. In addition to the solicitation of proxies by use of the mail, some of our officers and regular employees, without extra remuneration, may solicit proxies personally, by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and we may reimburse them for their expenses in forwarding these materials.

Q: How can I review the list of registered stockholders?

A: A list of registered stockholders entitled to vote at our 2024 Annual Meeting will be available for examination by our stockholders for 10 days prior to our 2024 Annual Meeting for any purpose germane to the 2024 Annual Meeting. To review the list of registered stockholders, please contact Investor Relations at ir@verint.com.

Q: What if I have technical difficulties or trouble accessing the annual meeting webcast?

A: If you encounter difficulties joining the 2024 Annual Meeting webcast during check-in at the meeting time, please call the technical support number posted on the 2024 Annual Meeting webcast login page.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, Verint’s future costs of solicitation, record or meeting dates, compensation arrangements, plans or amendments (including those related to profit sharing and stock-based compensation), company policies, corporate governance practices, documents or amendments (including charter or bylaw amendments, stockholder rights plans or similar arrangements) as well as capital and corporate structure (including major stockholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “potential,” “estimate,” “anticipate,” “to be,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect Verint’s operations and may cause Verint’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and other filings we make with the SEC. The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance, or otherwise. Each forward-looking statement contained in this Proxy Statement is specifically qualified in its entirety by the aforementioned factors. You are hereby advised to carefully read this Proxy Statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

All of our directors are elected at each annual meeting to serve until their successors are duly elected and qualified or their earlier death, resignation, or removal. The Board has nominated the persons named below, all of whom are presently serving on our Board, for election as directors. As of the date of this proxy statement, the Board consists of eleven directors and no vacancies. The Board has determined that, effective at the conclusion of the 2024 Annual Meeting, the size of the Board will be decreased to ten directors. Proxies cannot be voted for a greater number of persons than the number of nominees (ten nominees) named below.

Each of the nominees was recommended for reelection by the corporate governance & nominating committee and has been approved by the Board. Each of the nominees has consented to his or her name being submitted by the Company as a nominee for election as a member of the Board in its proxy statement and other solicitation materials to be filed with the SEC and distributed to the Company’s stockholders and in other materials in connection with the solicitation of proxies by the Company and its directors, officers, employees, and other representatives from stockholders to be voted at the 2024 Annual Meeting. Each of the nominees has further consented to serve for the new term if elected. If any nominee becomes unavailable to serve for any reason before the election, which is not anticipated, your proxy authorizes us to vote for another person nominated by the Board.

The election of directors will be made by a plurality of votes cast at the 2024 Annual Meeting. That means the ten nominees receiving the highest number of votes will be elected. This is not considered a routine matter and banks, brokers, or other nominees may not vote without instructions from the stockholder. Because directors need only be elected by a plurality of the vote, abstentions, broker non-votes, and withhold votes will not affect whether a particular nominee has received sufficient votes to be elected. Under our director resignation policy, any nominee for director who, in an uncontested election, fails to receive more votes “for” his or her election than “withheld” must promptly tender his or her resignation for consideration by the corporate governance & nominating committee and subsequently by the Board. Our director resignation policy is available on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies.

As described in detail below, our nominees have considerable professional and business experience, including service on other public company boards and/or as public company executives in the software industry. The recommendation of our Board is based on its carefully considered judgment that the experience, record, and qualifications of our nominees make them well qualified to serve on our Board.

The Board believes that each of the nominees listed brings strong skills and extensive experience to the Board complementing one another and giving the Board as a group the right combination of skills to exercise its oversight responsibilities, drive the Company’s strategy, and create stockholder value, including, among others, in:

•cloud software and SaaS transitions
•technology leadership and growth
•sales strategy and customer success
•marketing and brand recognition
•customer preferences and perspectives
•mergers and acquisitions
•corporate governance
•executive compensation
•human resources and diversity, equity, and inclusion
•public company accounting and operations
•information technology and cybersecurity

As discussed in further detail under the “Stockholder Engagement” section of the Compensation Discussion and Analysis below, under the supervision of our Board and our compensation committee, in FYE 24, we continued the successful stockholder engagement program that we initiated in prior years, proactively engaging with our stockholders on strategy, compensation, and governance related topics. We value the feedback we receive from stockholders through this process.

We are also pleased with our ongoing Board refreshment efforts, with seven new directors in the last six years, and increased Board diversity, including three female directors, one of whom identifies as racially / ethnically diverse.

We believe that these actions demonstrate our Board’s desire to maintain an open line of communication with our stockholders and to be responsive to stockholder feedback.

DIRECTOR NOMINEES RECOMMENDED BY THE BOARD

Name	Age	Director Since	Position(s)
Dan Bodner	65	1994	Chairman of the Board and Chief Executive Officer
Richard Nottenburg	70	2013	Director
William Kurtz	67	2016	Director
Stephen Gold	65	2018	Director
Andrew Miller	63	2019	Director
Jason Wright	52	2020	Director
Linda Crawford	60	2021	Director
Reid French	52	2021	Director
Kristen Robinson	61	2022	Director
Yvette Smith	56	2023	Director

Dan Bodner serves as our Chief Executive Officer and Chairman of the Board. Mr. Bodner has served as our Chief Executive Officer and as a director since the founding of the Company in 1994 and assumed the role of Chairman of the Board in August 2017. Under his vision and leadership, we experienced rapid growth since the inception of the Company. In 2002, we completed a successful IPO. Following the IPO, the Company continued to grow, achieving significant scale and global presence with over $1 billion of revenue in 2015 (prior to the Cognyte spin-off). On February 1, 2021, Mr. Bodner oversaw the successful completion of the spin-off of Cognyte Software Ltd. into an independent public pure-play security analytics company (where he served as chairman of the board until September 2023) and the transformation of Verint into a pure-play customer engagement company. The Board has concluded that Mr. Bodner’s position as our Chief Executive Officer, his intimate knowledge of our operations, assets, customers, growth strategies, and competitors, his knowledge of the technology and software industries, and his extensive management experience give him the qualifications and skills to serve as a director and our chairman.

Richard Nottenburg has served as a director since February 2013, having previously served as a director from July 2011 to November 2011. Mr. Nottenburg is currently Executive Chairman of NxBeam Inc., a developer of advanced radio frequency semiconductor products. Previously, Mr. Nottenburg served as President and Chief Executive Officer and a member of the board of directors of Sonus Networks, Inc. from 2008 through 2010. From 2004 until 2008, Mr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Mr. Nottenburg is currently a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), where he serves as a member of the compensation committee and the audit committee. He is also currently a member of the board of directors and chairman of the compensation committee of Cognyte Software Ltd., and a member of the board of directors, chairman of the compensation committee, and a member of the audit committee of Applied Digital, Inc. (NASDAQ: APLD). He previously served on the boards of directors of PMC-Sierra Inc., Aeroflex Holding Corp., Anaren, Inc., Comverse Technology, Inc. and Violin Memory, Inc. The Board has concluded that Mr. Nottenburg’s financial and business expertise, including his diversified background of managing technology companies, serving as a chief executive officer, and serving as a director of public technology companies, give him the qualifications and skills to serve as a director.

William Kurtz has served as a director since September 2016. Mr. Kurtz served as the Interim Chief Executive Officer at Ripcord, Inc. from June 2021 to January 2022. Mr. Kurtz previously served as Chief Commercial & Financial Officer of Ripcord from January 2020 to June 2021. Prior to that, Mr. Kurtz served as Executive Vice President and Chief Commercial Officer of Bloom Energy Corporation (“Bloom”) from 2015 to January 2019, and then as a strategic advisor from January 2020 to January 2021. Prior to that, he served as Bloom’s CFO and CCO beginning in 2008. Mr. Kurtz currently sits on the board of directors of Aterian Inc. (formerly Mohawk Group) (NASDAQ: ATER), where he serves as Chairman of the Board and as a member of the audit, compensation, and nominating and corporate governance committees. Mr. Kurtz also currently sits on the board of Sportradar Group AG (NASDAQ: SRAD), where he serves as chair of the audit committee, and on the boards of Ripcord and Lightforce, both private companies, where he chairs the audit committee. Prior to 2008, Mr. Kurtz held the CFO or other senior finance roles for Novellus Systems (now Lam Research), Engenio Information Technologies, 3PARdata (now part of Hewlett Packard Enterprise), Scient Corporation, and AT&T Corporation. Mr. Kurtz previously served as the chairman of the audit committees of Violin Memory, of PMC-Sierra (now part of Microsemi Corporation), and of Redback Networks (now part of Ericsson). The Board has concluded that Mr. Kurtz’s financial and business expertise, including his prior service as the chief financial officer of public companies and his service on the boards of several public companies, give him the qualifications and skills to serve as a director.

Stephen Gold has served as a director since August 2018. Mr. Gold served as Chief Technology Officer and Digital Operations Officer for Hudson’s Bay Company from May 2018 until July 2021 and previously served as Chief Information Officer of CVS Health Corporation from July 2012 to December 2017. In addition to his extensive management experience, from September 2017 to May 2020, Mr. Gold served as a director and member of the governance and the technology and operations committees of World Kinect Corp. (formerly World Fuel Service Corporation) (NYSE: WKC). The Board has concluded that Mr. Gold’s management experience, including serving as chief technology or information officers for both public and private companies, and his experience with cybersecurity and cloud software, gives him the qualification and skills to serve as a director.

Andrew Miller has served as a director since December 2019. Mr. Miller served as Executive Vice President and Chief Financial Officer of PTC Inc., a global subscription software and cloud leader in the CAD Product Lifecycle Management, and Industrial Internet of Things Software markets, from February 2015 until his retirement in May 2019. From January 2012 to February 2015, Mr. Miller was the Executive Vice President and Chief Financial Officer at Cepheid, Inc., a high growth, public medical technology company, having previously served as its Senior Vice President and Chief Financial Officer beginning in April 2008. Prior to 2008, Mr. Miller held senior executive positions at a number of other software and technology companies, including Autodesk, Inc., MarketFirst Software, Inc., and Cadence Design Systems, Inc. Mr. Miller served on the board of United Online, Inc. from July 2014 until July 2016, where he chaired the audit committee and served on the compensation committee. He currently sits on the board of Vontier Corporation (NYSE: VNT), where he is chair of its audit committee and a member of its compensation and management development committee. In addition, Mr. Miller currently serves as chairman of the board and a member of the audit committee of iRobot Corporation (NASDAQ: IRBT), a leading global consumer robot and AI company. The Board has concluded that Mr. Miller’s experience in leading software and technology companies and in SaaS transitions give him the qualifications and skills to serve as a director.

Jason Wright has served as a director since May 2020. Mr. Wright is a Partner in the Tech & Telecom Group at Apax Partners LLC, where he focuses primarily on investments in enterprise software and technology-enabled services. He is currently chairman of the board of Paycor HCM, Inc. (NASDAQ: PYCR). Mr. Wright also currently serves on the boards of Bonterra, Eci Software Solutions, EcoOnline, Cosm, Tivit, and IBS Software. Prior to joining Apax in 2000, Mr. Wright served in a variety of roles at GE Capital, a subsidiary of General Electric Corporation, and was a consultant at Andersen Consulting, now Accenture plc. Mr. Wright’s nomination to the Board was made pursuant to the terms of the Investment Agreement discussed under “Certain Relationships and Related Person Transactions” below.

Linda Crawford has served as a director since June 2021. Ms. Crawford previously served as Chief Executive Officer of Helpshift, Inc., a provider of AI driven customer support solutions for B2C companies from 2017 until her retirement in 2020. She also served as the Chief Customer Officer of Optimizely, Inc., a SaaS-based customer experience company, from 2016 to 2017. Prior to Optimizely, Ms. Crawford spent nearly a decade at Salesforce in several executive positions, including Executive Vice President and Chief Executive Officer of the Sales Cloud Products division. Prior to Salesforce, Ms. Crawford held executive positions at Siebel Systems, the company credited for creating the CRM industry. Ms. Crawford currently serves as a director of PAR Technology Corp. (NYSE: PAR). She previously served as a director of ChannelAdvisor from 2021 to 2022 and of Demandware, which was acquired by Salesforce in 2016. The Board has concluded that Ms. Crawford’s extensive executive experience at leading cloud-based software companies and in employee and customer success gives her the qualifications and skills to serve as a director.

Reid French has served as a director since June 2021. Mr. French served as the Chief Executive Officer of Applied Systems, the leading cloud software provider to the insurance distribution industry, from 2011 to 2019 and as a director from 2011 to 2020. Prior to joining Applied, Mr. French served as Chief Operating Officer at Intergraph Corporation, a global geospatial and computer-aided design software company. Mr. French currently sits on the board of Autodesk, Inc. (NASDAQ: ADSK). In addition, he serves as a director at NetDocuments, a cloud-based productivity and content services provider to the legal industry. The Board has concluded that Mr. French’s business expertise, including his background of managing technology companies, serving as a chief executive officer, and serving as a director of public technology companies, give him the qualifications and skills to serve as a director.

Kristen Robinson has served as a director since February 2022. Ms. Robinson was formerly the Chief People Officer of Splunk, Inc., a data analytics platform company, from 2020 to 2022. She previously served as the Chief Human Resources Officer of Pandora Media, a subscription-based music streaming service. Prior to Pandora, Kristen held executive positions at Yahoo!, Verigy, and Agilent Technologies. Ms. Robinson currently serves as a director at Planet Labs (NYSE: PL) where she serves as chairman of the compensation committee. The Board has concluded that Ms. Robinson’s extensive executive experience at leading software and data analytics companies, human resources expertise, and experience with diversity, equity, and inclusion, give her the qualifications and skills to serve as a director.

Yvette Smith has served as a director since April 2023. Ms. Smith has served as Chief Information Officer and Senior Vice President of Business and Digital Transformation at F5, Inc., a multi-cloud application services and security company, since January 2024. She previously served as CIO and SVP of Customer Success and Business Transformation at F5 from November 2021 until December 2023, and as SVP of Customer Success and Business Transformation from March 2021 to October 2021. Prior to joining F5, she served as Corporate Vice President, Enterprise Support and Customer Success Programs at Microsoft Corporation. Prior to Microsoft, Ms. Smith served in management positions at Xerox Corporation and IBM Corporation. The Board has concluded that Ms. Smith’s extensive experience in senior management positions at leading software, cloud, and technology companies, as well as her experience driving customer success give her the qualifications and skills to serve as a director.

For stockholders of record, if no voting specification is made on a properly returned or voted proxy card, the person or persons voting your shares pursuant to instructions by proxy card will vote FOR this proposal.

Your vote is important regardless of the number of shares you own. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed Deloitte & Touche LLP to act as Verint’s independent registered public accountants for the year ending January 31, 2025. The audit committee has directed that such appointment be submitted to our stockholders for ratification at the 2024 Annual Meeting. Deloitte & Touche LLP was Verint’s independent registered public accountants for the year ended January 31, 2024.

Stockholder ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants is not required. The audit committee, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP or to appoint another firm. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different accounting firm at any time during the year ending January 31, 2025, if the audit committee determines that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the 2024 Annual Meeting and will have an opportunity to make a statement, if they so desire. They will also be available to respond to appropriate questions.

The proposal for the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2025 requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. This is considered a routine matter on which banks, brokers, or other nominees may vote without instructions from the stockholder. Abstentions will count as votes against this proposal.

For stockholders of record, if no voting specification is made on a properly returned or voted proxy card, the person or persons voting your shares pursuant to instructions by proxy card will vote FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, our stockholders are being asked to approve, on a non-binding, advisory basis, the compensation of our NEOs, as described in this proxy statement. The Board has adopted a policy of providing for annual advisory votes from stockholders on NEO compensation. At our 2023 annual meeting of stockholders (held in June 2023), our stockholders also approved the Board’s recommendation that future stockholder advisory votes on NEO compensation should occur annually. As a result, unless the Board revisits this policy, the next say-on-pay vote (after the 2024 Annual Meeting) will be at the 2025 annual meeting of stockholders.

•This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to the NEOs. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

•The compensation committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions, although this say-on-pay vote is an advisory vote only and is not binding on Verint, the compensation committee, or the Board.

Stockholder Engagement Program

In addition to conducting annual say-on-pay votes, we regularly engage with our stockholders to solicit their feedback on executive compensation and corporate governance matters.

To supplement our regular, year-round investor relations program, each fall, we proactively reach out to substantially all of our large stockholders to ask for their feedback on our executive compensation program and related corporate governance matters. This process is led by our compensation committee chairman. We believe that this process is appreciated by our investors based on feedback we have received from them as well as based on their historical approval of our say-on-pay proposals.

We believe that these efforts demonstrate our Board’s desire to maintain an open line of communication with our stockholders and to be responsive to stockholder feedback.

Please see “Stockholder Engagement” in the Compensation Discussion and Analysis below for more information on our stockholder engagement program.

FYE 24 Performance and Pay

Today, the customer engagement market is looking for ways to increase customer experience (“CX”) automation and Verint is leading the way. In mid-FYE 24, we launched the Verint Open Platform which is designed to help brands increase CX automation in their contact centers and across the enterprise. Due to the differentiation of our open platform, including our large team of AI-powered bots, new bundled SaaS ACV increased 22% in the second half of the year, driven by the momentum of our AI-powered solutions. We ended the year with strong 12% revenue growth and 29% SaaS revenue growth in the fourth quarter. We also continued to expand both our gross margins and operating margins and significantly grew our free cash flow in FYE 24.

The compensation committee takes a long-term view in designing our executive compensation program, taking into account that the Company may experience variability in year-over-year performance. The compensation committee believes it is important that pay opportunities remain competitive with the peer group and the market at all times to attract and retain the talent needed to grow the Company over the long term.

The compensation committee took the following actions with respect to officer pay opportunities for FYE 24:

•Made no increases to base salaries;
•Made no increases to target bonus opportunities; and
•Generally awarded a similar number of shares as in the prior year, with a modest increase for most of the officers.

In terms of pay outcomes, we had strong performance in many metrics in FYE 24 and we successfully transitioned to our new AI-powered open platform, resulting in a booking mix shift from unbundled SaaS to bundled SaaS, however, some of our compensation financial goals were not achieved. For FYE 24, officer bonus plans were earned at 79% based on a weighted-average achievement of 92%, and performance share units (“PSUs”) vesting in respect of the completion of the FYE 24 fiscal year were earned at a weighted average level of 66% based on a weighted-average achievement of 74%, primarily due to the relative TSR tranche of the PSU awards not being earned.

We believe that our FYE 24 executive compensation program demonstrates good pay-for-performance alignment, with short-term and long-term programs paying out in line with performance.

Please see the Compensation Discussion and Analysis below for more information on our executive compensation program and why we believe you should support it.

The Board strongly endorses our executive compensation program and recommends that stockholders vote “for” the following resolution:

“RESOLVED, that, on an advisory basis, the compensation paid to Verint’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.”

The advisory vote regarding the compensation of the NEOs as disclosed in this proxy statement requires approval by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. This is not considered a routine matter and banks, brokers, or other nominees may not vote without instructions from the stockholder. Broker non-votes will not affect whether this proposal is approved, however, abstentions will count as votes against this proposal.

If no voting specification is made on a properly returned or voted proxy card, the person or persons voting your shares pursuant to instructions by proxy card will vote FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2024 Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, the person or persons voting your shares pursuant to instructions by proxy card will be authorized to vote your shares in accordance with the policies of Verint and will use their discretion accordingly. The chairman of the 2024 Annual Meeting may refuse to allow presentation of a proposal or a nominee for the Board if the proposal or nominee was not properly submitted.

CORPORATE GOVERNANCE
Corporate Governance Guidelines

All of our employees, including our executive officers, and each of the members of our Board are required to comply with our Code of Conduct. The purpose of this corporate policy is to ensure to the greatest possible extent that our business is consistently conducted in a legal and ethical manner. The text of the Code of Conduct is available on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies. We intend to disclose on our website any amendment to, or waiver from, a provision of our policies as required by law.

Board Leadership Structure

Our Chief Executive Officer, Mr. Bodner has served as Chairman of the Board since August 2017. John Egan has served as our Lead Independent Director since August 2017 and, in addition, currently serves as the chairman of our corporate governance & nominating committee. In connection with the Board’s decision to reduce its size from eleven to ten members, Mr. Egan will not be on the slate at the 2024 Annual Meeting. The Board expects to select a new Lead Independent Director and chairman of the corporate governance & nominating committee following the 2024 Annual Meeting.

The Board believes that the stockholders’ interests are best served by this leadership structure, with Mr. Bodner setting the strategic vision and agenda for the Company as we pursue our next phase of growth as a leader in CX automation, and with the Lead Independent Director helping to ensure that the Board provides effective independent oversight of management.

As our founder and Chief Executive Officer, we believe Mr. Bodner is most familiar with our business and industry, having served as our principal executive for many years, and is most capable of effectively identifying and communicating our strategic priorities as well as leading the execution of our strategy.

Under our corporate governance & nominating committee charter, the Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board, provides input to the Chairman on the schedule and agenda of Board meetings, and has the authority generally held by a lead independent director and as the Board may determine from time to time.

The Board periodically reviews its structure and processes to assess whether changes in facts and circumstances or the Company’s needs require changes to this structure or these processes.

Board Role in Risk Oversight

The Board and its committees take an active role in overseeing the assessment and management of our risks. The Board believes an effective risk management system will:

•timely identify the material risks that we face,
•ensure communication of necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees,
•facilitate implementation of appropriate and responsive risk management strategies consistent with our risk profile, and
•integrate risk management into our decision-making.

The Board and its committees regularly receive information regarding our financial position, capital structure, operations, strategy, compensation, compliance and governance activities, information / cybersecurity, and risk management from senior management. During its review of such information, the Board and its committees discuss, review, and analyze risks associated with each area, as applicable.

•The audit committee oversees management of financial and compliance risks, including with respect to financial reporting and related information systems, credit and liquidity, cybersecurity, legal compliance, required climate-related and other mandatory Environmental, Social, and Government (“ESG”) disclosures, potential conflicts of interest, and related party transactions.

•The compensation committee oversees risks associated with our compensation plans and arrangements, including risks related to recruiting, retention, and attrition. The committee also receives updates on trends and developments in compensation and related matters from its independent compensation consultant at least annually. See “Compensation Discussion and Analysis” for additional information.

•The corporate governance & nominating committee oversees risks associated with our overall governance practices, including regarding the operation of our ESG program, and the leadership structure of our Board. The committee oversees and receives updates on corporate governance and public company legal matters from internal and external counsel on a regular basis throughout the year and receives periodic reports from management on our ESG program.

•The full Board is regularly informed about the activities of its committees through committee reports and other communications, as well as participation in committee meetings by non-committee member directors from time to time. The Board also oversees risk management and compliance generally, including information security / cybersecurity, on which it receives reports at least quarterly in tandem with the Audit Committee. The quarterly briefing on information security / cybersecurity includes information about our information security systems and tools, policies and procedures, security events, testing, audits, risk areas, and mitigation plans.

•Under the oversight of the Board, we have also undertaken a number of enterprise risk assessments over the years and have implemented policies, procedures, and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value. For example, we conduct a quarterly survey process encompassing hundreds of employees which seeks to ensure that material information about our operations, finances, and compliance activities are effectively conveyed to senior management on a timely basis.

Director Independence

As required by the NASDAQ listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board evaluates the independence of its members at least annually and at other appropriate times (e.g., in connection with a change in employment status or other significant status changes) when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.

After review of all relevant transactions and relationships between each director, any of their family members, Verint, our executive officers, and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our current Board is comprised of independent directors. The Board has determined that all of our directors other than Mr. Bodner are “independent” for purposes of NASDAQ’s governance listing standards (specifically, NASDAQ Listing Rule 5605(a)(2)). Mr. Bodner does not satisfy these “independence” definitions because he is an executive officer. A discussion of the independence qualifications of our Board members under applicable committee standards appears below under “—Committees of the Board of Directors”.

Board Attendance

The Board held 12 meetings during the year ended January 31, 2024. During that period, each incumbent director attended at least 75% of the meetings of the Board and at least 75% of meetings of the committees on which he or she served that were held during his or her tenure as director.

As a general matter, all directors are encouraged to attend our Annual Meeting of Stockholders. Our last Annual Meeting of Stockholders was on June 22, 2023. At that meeting, nine of our eleven directors then serving on our Board were present at the virtual meeting. All of our Board members are expected to attend the virtual 2024 Annual Meeting. Our independent directors periodically hold executive sessions outside the presence of management.

Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with our Board, a Board committee, or with an individual director may do so by:

writing to us at:	emailing us at:
Verint Systems Inc. 225 Broadhollow Road Melville, New York 11747 Attention: Corporate Secretary	boardofdirectors@verint.com
Communications should specify the addressee(s) and the general topic of the communication. Our Corporate Secretary will review and sort communications before forwarding them to the addressee(s); however, typically, we do not forward communications from our stockholders or other parties which are of a personal nature or are not related to the duties and responsibilities of the Board, including junk mail and mass mailings, complaints by customers concerning our products or services, resumes and other forms of job inquiries, opinion surveys and polls, or business solicitations or advertisements.

Concerns relating to accounting or auditing matters or possible violations of our Code of Conduct should be reported pursuant to the procedures outlined in the Code of Conduct, which is available on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies.

Committees of the Board of Directors

As of the date of this proxy statement, the Board consists of eleven directors and has three standing committees to assist it in carrying out its obligations: the corporate governance & nominating committee, the audit committee, and the compensation committee.

Each standing committee has adopted a formal charter that describes in detail its purpose, organizational structure, and responsibilities. Copies of the committee charters for our corporate governance & nominating committee, audit committee, and compensation committee can be found on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies. The members of the respective committees satisfy the applicable qualification requirements of the SEC, NASDAQ and the respective charter.

A description of each committee and its membership follows below.

Current Committee Membership

As of the date of this proxy statement, the membership of each of our standing committees is as follows:

Director	Corporate Governance & Nominating Committee	Audit Committee	Compensation Committee
Linda Crawford	X
John Egan	X (Chair)		X
Reid French		X	X
Stephen Gold		X
William Kurtz	X	X (Chair)
Andrew Miller		X
Richard Nottenburg			X (Chair)
Kristen Robinson	X		X
Yvette Smith			X
Jason Wright

Corporate Governance & Nominating Committee

For the year ended January 31, 2024, our corporate governance & nominating committee consisted of Messrs. Egan (Chair), Kurtz, Ms. Crawford, and Ms. Robinson, who joined the committee on August 29, 2023. The current members of our corporate governance & nominating committee are all independent directors within the meaning of applicable NASDAQ listing standards.

The corporate governance & nominating committee met eight times during the year ended January 31, 2024.

The corporate governance & nominating committee’s responsibilities are set forth in its charter and include, among other things:

•responsibility for overseeing our corporate governance practices and establishing our corporate governance guidelines;

•overseeing our overall ESG program;

•overseeing the Board’s operations and effectiveness; and

•identifying, screening, and recommending qualified candidates to serve on the Board.

The corporate governance & nominating committee makes recommendations on director nominees to the Board and will consider director candidate recommendations from a variety of sources, including director candidates suggested by existing directors and by stockholders, if properly submitted in accordance with the applicable procedures set forth in our by-laws. In some cases, the corporate governance & nominating committee will engage a search firm to source and assist in screening potential candidates. The corporate governance & nominating committee does not have a policy of distinguishing between candidates based on source. For a description of the process for nominating directors in accordance with our by-laws, please refer to “Stockholder Proposals for the 2025 Annual Meeting” in this proxy statement.

Pursuant to our corporate governance guidelines contained within our corporate governance & nominating committee charter, the corporate governance & nominating committee will seek members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with the highest ethical character and who share the values of Verint. The assessment of director candidates includes an evaluation of an individual’s independence, as well as consideration of diversity, age, high personal and professional ethical standards, sound business judgment, personal and professional accomplishment, background, and skills in the context of the needs of the Board.

The Board has adopted a policy (reflected in the corporate governance guidelines contained in the charter of the corporate governance & nominating committee) that the initial list of candidates from which new director nominees are selected as part of any independent search process initiated by the Board include candidates with a diversity of gender, race or ethnicity. In connection with its annual review of its charter, the corporate governance & nominating committee assesses the effectiveness of its selection criteria set forth in our corporate governance guidelines. The composition of the current Board reflects diversity in business and professional experience, skills, gender, race/ethnicity, and age among our directors.

Audit Committee

We have a separately designated standing audit committee as contemplated by Section 10A of the Exchange Act. For the year ended January 31, 2024, our audit committee consisted of Messrs. Kurtz (Chair), French, Gold, and Miller.

The audit committee oversees the engagement of our independent registered public accounting firm, reviews our annual financial statements and the scope of annual audits, and considers matters relating to accounting policies and internal controls.

Each member of the audit committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each audit committee member meets NASDAQ’s financial sophistication requirements, and the Board has further determined that Messrs. Kurtz and Miller are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Stockholders should understand that this designation is an SEC disclosure requirement relating to Messrs. Kurtz’s and Miller’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the audit committee and/or the Board.

The audit committee met four times during the year ended January 31, 2024.

The audit committee’s responsibilities are set forth in its charter and include, among other things:

•assisting the Board in its oversight of our compliance with all applicable laws and regulations, which includes oversight of the quality and integrity of our financial reporting, internal controls, and audit functions as well as oversight of our required climate-related and other mandatory ESG disclosures;
•general risk oversight on behalf of the Board, including primary oversight of cybersecurity risk management and disclosure; and
•direct and sole responsibility for appointing, retaining, compensating, and monitoring the performance of our independent registered public accounting firm.

A separate report of the audit committee is included in this proxy statement.

Compensation Committee

For the year ended January 31, 2024, our compensation committee consisted of Messrs. Nottenburg (Chair), Egan, French, Ms. Robinson, and Ms. Smith, who joined the committee on August 29, 2023. The Board has affirmatively determined that the current members of the compensation committee are all independent directors within the meaning of applicable NASDAQ listing standards, and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

The compensation committee met seven times during the year ended January 31, 2024.

The compensation committee’s responsibilities are set forth in its charter and include, among other things:

•approving compensation arrangements for our executive officers;

•administering our stock incentive compensation plans and approving all grants of equity awards, except that equity grants to non-employee directors are approved by the full Board unless the Board delegates such authority to the compensation committee following its review;

•reviewing and making recommendations to the Board regarding the adoption or amendment of any clawback policy allowing us to recoup compensation received by any executive officers and, if applicable, other employees; and

•overseeing risks associated with our compensation plans and arrangements, including risks related to recruiting, retention, and attrition.

The compensation committee has the authority to retain third-party consultants and independent advisors to discharge these responsibilities. Prior to retaining any such advisor, the compensation committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and NASDAQ listing standards. Additional discussion regarding the role of third-party consultants, independent advisors, and our executive officers in determining or recommending the amount or form of executive compensation is included in the “Compensation Discussion and Analysis” section of this proxy statement. The compensation committee may also, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee.

A separate report of the compensation committee is also included in this proxy statement.

Board Diversity Matrix

The following matrix summarizes the diversity of our Board pursuant to NASDAQ’s Board Diversity Rule.

Board Diversity Matrix as of May 1, 2024
	Female	Male
Total Number of Directors	11
Part I: Gender Identity
Directors	3	8
Part II: Demographic Background
White	2	8
African American or Black	1	0

Environmental, Social, and Governance Commitment

We are committed to conducting business in an ethical manner and to working towards a sustainable future. We believe that doing so contributes to our objectives of creating value for our stakeholders, including customers and partners, employees and stockholders, the communities in which we work and the global community at large, and helping make the world a better place.

Please see the Diversity and Inclusion section of our website and our ESG report in the Corporate Responsibility section of our website for further information on our ESG initiatives.

Environmental

We are committed to reducing our environmental impact and to providing our customers with environmentally-friendly solutions and services to help them reduce their environmental impact.

As part of our sustainability strategy:

•Nearly all of our product offerings are available in the cloud, which can cut energy usage compared to traditional on-premises deployments. Our multi-tenant cloud offerings result in sharing computing resources among many customers, where we can achieve economies of scale, especially when it comes to energy consumption and carbon emissions.

•Nearly all of our product development and testing is done in the cloud, which can cut energy usage compared to traditional colocation environments.

•We seek to mitigate our carbon footprint by partnering with cloud service providers that have a carbon neutral or carbon negative commitment.

•We work to optimize our cloud platform and product offerings by improving central processing unit usage and reducing resource consumption thereby reducing energy consumption.

•For our deployments that are on-premises or hybrid, we typically fulfill the software electronically via download.

•We have implemented a hybrid work model and have reduced our office footprint around the world.

•Where appropriate, we encourage virtual rather than in-person meetings to reduce greenhouse gases associated with travel.

•Verint is certified for the ISO 14001 Environmental Management Standard in applicable locations.

•We encourage our suppliers to pursue “green” policies and comply with sustainability directives, in addition to requirements that we impose regarding the health and safety of their employees.

•We educate our employees on environmentally sound practices relative to their job functions and provide them with opportunities to recycle in our offices.

•We monitor our progress to help set future goals.

Social

Culture and Values

We have five core values that inform how we operate and the way we conduct our business:

•The integrity to do what’s right
•The innovation to create leading solutions for real-world challenges
•The transparency that fuels mutual trust and productive, collaborative working relationships

•The humility to view our successes as milestones in our journey and our mistakes as opportunities for improvement
•A passion for making our customers and partners successful

These values are at the heart of our business activities, engagements, and relationships with stakeholders.

Diversity, Equity, and Inclusion

Our goal is to have our company reflect the global communities in which we work and the customers we serve. We are dedicated to fostering an inclusive and diverse global workforce and we believe that our business is further strengthened by that diversity.

As of January 31, 2024, on a global basis, women represented 28% of our employees and 27% of our leadership roles.

As of January 31, 2024, approximately 30% of our U.S. workforce was comprised of minorities.

Our efforts to recruit, develop, and retain a more diverse workforce continue to be a priority, with a focus both on gender and on those groups historically underrepresented in the technology field.

•We continue to build relationships in the U.S. with historically black and women colleges, including establishing connections with career centers, attending career fairs they organize, and participating in recruiting programs for interns and new graduates from such schools.

•Our U.S. talent recruitment efforts focus on strategic outreach to build diverse pools of qualified candidates, including posting open jobs with over 70+ minority-based organizations and job alliances, such as those focused on opportunities for veterans and disabled persons.

•In Europe, the Middle East and Africa (“EMEA”), we support a robust recruiting program focused on driving more diversity, including, but not limited to, interns and new graduate hires from various colleges, and utilizing our U.K. memberships in Women in Tech® and in Neurodiversity in Business organizations.

Our Diversity, Equity & Inclusion Council focuses on promoting an environment that attracts and retains the best talent, values diversity, educates our employees, and encourages innovation. The council has two main objectives:

1.Continue to increase diversity across the organization when attracting new talent; and

2.Increase cultural and diversity awareness within the organization through training, education, community partnership, and employee events.

The council currently has several initiatives underway and is actively promoting gender inclusion through our “Women’s Inclusion Network (WIN)” employee resource group (“ERG”), various other inclusion awareness and education campaigns and ERGs relating to disabilities, ethnic-based programs and other activities targeted at driving an inclusive culture.

Employee Wellness, Development & Engagement

We are focused on employee engagement and wellness by providing programs that focus on mental health, financial and physical wellness, and advice to improve work life balance. We also provide a company-paid employee assistance program that provides for over 200 learning opportunities for our employees’ personal and professional growth and other initiatives focused on providing employees with a toolkit of professional development options.

Our company-paid and subsidized benefits, competitive paid time off programs, flexible work schedules, and family-friendly environment are key in recruiting and retaining high-caliber talent globally.

We recognize differences in family composition and our tiered U.S. benefit plans provide options for employees in diverse family circumstances, including domestic partner benefits, adoption assistance, and fertility assistance.

Our hybrid work model gives employees the flexibility to work from a Verint office or from a remote location, such as their homes. To facilitate this flexibility, we provide our employees with the resources that they need in order to work in a remote environment, including, in most cases, a full technology stack comprised of a laptop, monitors, and other accessories.

We make efforts to listen to the voice of our employees. In 2023, we launched the Great Place to Work survey and received certification in the majority of our eligible countries. Part of the feedback we received included requests for additional development and collaboration opportunities. In 2022 and continuing through 2023, we enhanced our learning and development options to include Verint Academy and our vWellness Platform. Employees have extended learning options for additional soft skills, and technical and professional training through this self-service option. Our learning and development options also include mental, physical and financial health trainings in addition to professional development. Additionally, we launched collaboration sites, partnering with a global provider for co-working space, that allow employees from all over the world to reserve local collaboration/office space as needed to work with their colleagues in person. We have also invested in converting our offices into high-tech collaboration sites for employees to work with colleagues and teams in person as needed. The ability to work from home, remote, or at a collaboration site provides more work life balance, as part of our new hybrid work model.

Our fast-paced, challenging, and collaborative work environment nurtures professional growth and offers a wide array of career advancement opportunities. Our workforce planning tools provide managers with a framework for thinking strategically about the talent our company requires to achieve our business goals. We provide the tools necessary to prepare people managers with extended resources, such as our Manager Engagement Playbook, that supports managers in day-to-day real-time activities that make work meaningful to our employees. Continuous learning and the professional development of our employees are key factors in our success. All our employees are afforded the opportunity to take part in our training programs, with the ability to focus their learning on the skills and knowledge that are most relevant for their professional development. We offer thousands of training courses through multiple channels of learning, including Verint Academy, technical skills training, on line training offerings through our employee assistance program and wellness applications, mentorship sessions and leadership coaching, and traditional classroom and external training engagements assigned by leadership for personal and professional development. We conduct annual performance reviews for all of our employees, which include an opportunity for employees to discuss career development with their managers.

Community Involvement & Giving

We are committed to giving back to the communities in which we live and work. In 2005, we launched the Verint Next-Generation Program, which engages our employees around the globe in projects that benefit children in need.

As part of the program, our employees have engaged in various community activities, including supplying food pantries, participating in blood drives, collecting clothing and school supplies, building playgrounds, cleaning parks and planting gardens. We are also proud to support our employees’ community service activities with programs for donating employee time to qualified children’s organizations and matching grants. In 2023, we had a Global Day of Giving Event, where hundreds of our employees across the world came together to participate in charitable, environmental, and community events. For the year ended January 31, 2024, Verint and our employees donated over $550,000 to charitable organizations through our various programs, with nearly 650 of our employees supporting approximately 100 events for non-profit organizations in our local communities benefiting over 150 charitable organizations across the globe.

Labor Practices

We maintain policies and procedures to comply with the UK Modern Slavery Act in an effort to ensure that our practices are in line with relevant human rights and labor standards. We are committed to ensuring that neither our own business practices nor those of our suppliers involve any form of slavery, forced labor, human trafficking, or child labor.

Governance

Ethical Conduct

We view sound corporate governance and ethical conduct as essential to the success of our business and our ability to create value for our stakeholders. We believe that enduring economic success is inextricably linked to ethical business conduct and responsible corporate citizenship.

We understand that a company is only as ethical as its employees. We believe that the most important and effective way to communicate the importance of ethics and compliance to our employees is to set an effective “tone at the top”, starting with our Board and senior management.

All our employees, officers, and Board members are required to comply with our Code of Conduct. Our Code of Conduct clearly articulates our core values, describes our policies and procedures, and provides our people with guidance on important ethics and compliance issues, including a framework for making good decisions and instructions for communicating areas of concern.

In addition to our Code of Conduct, we have an established Third-Party Code of Conduct which outlines our expectations of suppliers and third-party partners regarding, among other things: compliance with relevant laws and regulations, including anti-bribery and anti-corruption; protection of human rights and fair and non-discriminatory labor practices; prohibitions on the use of child and forced or involuntary labor; protection of the environment; employment, diversity, and provision of equal opportunities; workplace conditions and employee health and safety; management of conflicts of interest; information security and protection of data; use of Verint’s technology and electronic assets; and record keeping.

Compliance Program

We have adopted a broad corporate governance and compliance program, which includes policies and procedures, training, systems, and tools, including but not limited to, in areas such as anti-bribery / anti-corruption and trade compliance.

We are firmly committed to maintaining strong corporate governance and compliance programs informed by best practices and we periodically review our policies and procedures to ensure they are up to date with regulatory requirements.

We are also committed to maintaining a strong control environment and to making effective controls an integral part of our routine business practices, with checks and balances in place to help us address issues before they become larger problems.

We require our employees to act in compliance with all applicable laws and regulations and to maintain a high level of ethical conduct in their dealings with customers, suppliers, and other stakeholders.

We conduct periodic audits or assessments of our programs.

We have a broad corporate compliance training program that consists of five core course topics: Code of Conduct, Information Security and Data Privacy, Anti-Bribery / Anti-Corruption, Insider Trading, and Global Trade Compliance.

Data Privacy

The use of our solutions and the operation of our business involves the collection, storage, and transmission of data, including data belonging to our employees, customers, and partners, some of which constitutes personal data.

Verint understands the importance of handling information assets, respecting the rights of individuals, and compliance with data privacy laws. When we obtain personal data for our own business purposes, for instance through our marketing or business development activities or otherwise from business persons or entities with whom we do not have an agreement, our Global Privacy Notice explains how we collect personal data, the purposes for which data is used, and our compliance procedures.

Information / Cybersecurity

Verint takes steps to protect our data and third-party data we receive from our customers through the implementation of technological and organizational measures designed to reduce the risk from cybersecurity threats, including data theft or destruction.

Our cybersecurity program is designed to assess, identify, and manage material risks and vulnerabilities to our security posture, including prioritizing and remediating cybersecurity risks. Our program calls for, among other things:

•incorporation of cybersecurity in our overall enterprise risk management processes, including periodic enterprise risk assessments and tools used to track and monitor risks;
•regular reviews of cybersecurity risks and mitigation efforts specifically;
•use of software and hardware tools and services to help safeguard our systems and product offerings;
•certifications or conformance for certain products and services; and
•assessments designed to help identify cybersecurity risks to our critical systems, information, products, services, and our broader enterprise IT environment.

EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers as of the date of this proxy statement:

Name	Age	Position(s)
Dan Bodner	65	Chairman of the Board and Chief Executive Officer
Elan Moriah	61	President
Peter Fante	56	Chief Administrative Officer
Grant Highlander	53	Chief Financial Officer

Dan Bodner serves as our Chief Executive Officer and Chairman of the Board. Mr. Bodner has served as our Chief Executive Officer and as a director since the founding of the Company in 1994 and assumed the role of Chairman of the Board in August 2017. Under his vision and leadership, we experienced rapid growth since the inception of the Company. In 2002, we completed a successful IPO. Following the IPO, the Company continued to grow achieving significant scale and global presence with over $1 billion of revenue in 2015. More recently, Mr. Bodner oversaw the successful completion of the spin-off of Cognyte into an independent public pure-play security analytics company and the transformation of Verint into a pure-play customer engagement company.

Elan Moriah serves as our President. He has served in such capacity since February 2021, having previously served as President of our Customer Engagement Solutions global business line from September 2008 until January 2021. Mr. Moriah served as our President, Americas from May 2004 to August 2008, and as President of our Contact Center business line from 2000 to 2004. Prior to joining us, Mr. Moriah held various management positions with Motorola Inc. from 1995 to 2000. Before then, Mr. Moriah worked for Comet Software Inc.

Peter Fante serves as our Chief Administrative Officer. Mr. Fante joined Verint in September 2002 and has previously served as our Chief Legal Officer and Chief Compliance Officer. In September 2016, he was appointed Chief Administrative Officer, and currently oversees IT, Operations, Legal and Compliance, and Human Resources. Prior to joining us, Mr. Fante was an associate at various global law firms including Morrison & Foerster LLP, Shearman & Sterling LLP, and Cadwalader, Wickersham & Taft LLP.

Grant Highlander has served as our Chief Financial Officer since December 2022 and has been a key member of the Finance team since joining Verint in October 2015. With more than twenty years of financial leadership experience in the technology and software industries, Mr. Highlander oversees our financial operations. Prior to his appointment as our Chief Financial Officer in 2022, Mr. Highlander served as the CFO of our Customer Engagement business. Prior to joining Verint, Mr. Highlander spent over 17 years at IBM in a number of finance roles culminating in Vice President & CFO of IBM Security.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes in detail our NEO (or simply, “officer”) compensation program and how we made compensation decisions for such officers for the year ended January 31, 2024 (“FYE 24”).

Throughout this CD&A, we use certain financial performance measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). See Appendix A to this proxy statement for additional discussion of non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measures.

CD&A Highlights

►    Business and Performance Highlights

Today, the customer engagement market is hungry for ways to increase customer experience (“CX”) automation and Verint is leading the way in helping brands elevate their customer experience while at the same time reducing their operating costs.

In fiscal 2024 (the year ended January 31, 2024, or FYE 24) we launched our differentiated Verint Open Platform, which we believe enables Verint to deliver AI-powered business outcomes to our customers better than any other vendor in our market.

During the second half of FYE 24, we built momentum with our bundled SaaS ACV bookings, reflecting the demand we see for AI-powered solutions. Our SaaS revenue grew by 16% for the year and by about 29% in the fourth quarter, driven by strong renewal activity. And we continued to expand our gross margins and significantly grew our free cash flow.

We are targeting becoming a ‘Rule of 40’ company in FYE 27. We believe that our recently launched Open Platform, including 40 AI-powered bots, coupled with the rich hub of behavioral data in our platform and our large base of enterprise customers across many industries and geographies, make us very well positioned to take advantage of the emerging CX automation market opportunity.

►    FYE 24 Performance Achieved and Plan Payouts

The following table summarizes our one year and multi-year goals for the performance periods that ended on January 31, 2024 and our achievement against those goals. All our financial goals were set at or above the level of our actual results for the prior performance periods.

We had strong performance in many metrics in FYE 24 and we successfully transitioned to our new AI-powered open platform, resulting in a booking mix shift from unbundled SaaS to bundled SaaS, however, some of our compensation financial goals were not achieved. We believe that our FYE 24 executive compensation program demonstrates good pay-for-performance alignment, with short-term and long-term programs paying out in line with performance.

1 Year Goals (for Annual Bonus Plans)	Target	Result	% Achieved	% Payout
Revenue	$945 million	$911 million	96%	86%
EBIT	$231 million	$223 million	96%	93%
New SaaS Annual Contract Value ("ACV")	$118 million	$97 million	82%	58%
Weighted Average			92%	79%

Multi-Year Goals (for PSU awards)	Target	Result	% Achieved	% Payout
2 Year Goals (PSUs granted in April 2022)
Cloud Revenue	$1,180 million	$1,072 million	91%	82%
% of Software Recurring Revenue	87%	88%	101%	101%
3 Year Goals (PSUs granted in April 2021)
Relative TSR	50th Percentile	7th Percentile	14%	—%
Weighted Average			74%	66%

The financial performance measures that we use as performance metrics for compensation are not calculated or presented in accordance with GAAP and are considered non-GAAP financial measures. See Appendix A to this proxy statement for additional discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measures.

►    Individual Pay and Difference Between Pay Opportunities and Pay Outcomes

The compensation committee took the following actions with respect to officer pay opportunities for FYE 24, taking into account market factors and the advice of its advisors, including with respect to peer pay practices:

•Made no increases to base salaries;
•Made no increases to target bonus opportunities; and
•Generally awarded a similar number of shares as in the prior year, with a modest increase for most of the officers.

Please see “Factors in Establishing Officer Pay Opportunities” below for more information on how the compensation committee establishes pay opportunities.

In analyzing executive pay, it is important to distinguish between pay opportunity and pay outcome. A significant majority of the compensation of each of our officers comes in the form of equity, with at least 50% of such equity granted as performance-based awards (at least 60% for the CEO). Since equity compensation is subject to changes in market value following the date of grant, and since some or all of a performance-based award may not be earned depending on performance, the Summary Compensation Table (which shows equity awards at their grant date value and, for performance awards, assumes target payout levels) is a better representation of pay opportunity and may not always be a good representation of earned pay (or pay outcome). For this reason, we include a “Pay Outcome” table following the Summary Compensation Table, which shows the value of the equity awards actually earned in respect of the FYE 24 performance period and in respect of multi-year performance periods which ended in FYE 24, based on such awards’ value at the time of vesting. We include this Pay Outcome table in addition to the required Pay versus Performance table which appears later in this proxy statement (and which focuses on adjustments to reported total compensation based primarily on the net impact of the change in value of awards vesting during the year, the year-end value of newly-granted awards, and the year-over-year change in value of unvested awards granted in prior years).

We believe that an executive compensation program should be measured and judged over time, and not just on a year-by-year basis, taking into consideration both pay opportunities and pay outcomes, as well as the timeline of the executive compensation process, in which pay opportunities are established at the start of each performance period, while actual performance and payouts are only determinable at the end of the performance period. The pay opportunities and performance goals for FYE 24 were established in March 2023. Performance and payouts were assessed in March 2024.

The following table compares pay outcomes to pay opportunities for each of our officers for the last three years, other than for Mr. Highlander, who was appointed as an officer only at the end of FYE 23, so only one year is shown. We note that pay outcomes have ranged above and below both pay opportunities and prior year pay outcomes, from year to year.

Name	Year Ended January 31,	Pay Opportunity ($) (1)	Pay Outcome ($) (2)	Difference ($)	Difference (%)

Dan Bodner	2024	9,042,454	7,786,495	(1,255,959)	(14)%
	2023	12,242,494	13,950,353	1,707,859	14%
	2022	9,975,399	14,605,541	4,630,142	46%

Elan Moriah	2024	3,168,789	2,614,979	(553,810)	(17)%
	2023	4,190,655	4,477,427	286,772	7%
	2022	3,298,974	4,392,438	1,093,464	33%

Peter Fante	2024	2,302,652	1,964,433	(338,219)	(15)%
	2023	2,974,117	3,140,590	166,473	6%
	2022	2,470,307	3,902,281	1,431,974	58%

Grant Highlander	2024	2,192,312	1,571,800	(620,512)	(28)%

(1) Total compensation as disclosed in the Summary Compensation Table.

(2) Total compensation as disclosed in the Pay Outcome table.

With respect to the Pay Outcome column, we note that, in many cases, the officers do not sell their after-tax shares upon vesting and instead hold them (because of our stock ownership guidelines or by choice), so the value of these shares is not necessarily realized at the time of vesting and continues to fluctuate with the market price of our shares, in alignment with the investment interests of our stockholders.

Compensation Philosophy

The compensation committee believes that a well-designed executive compensation program is one in which pay opportunities are competitive with the market, performance goals are challenging but achievable, and pay outcomes are aligned with performance.

The compensation committee takes a long-term view in designing our executive compensation program, taking into account that the Company may experience variability in year-by-year performance. The compensation committee believes it is important that pay opportunities remain competitive with the peer group and the market at all times, to attract and retain the talent needed to grow the Company over the long term. The compensation committee took these considerations into account in the design of pay opportunities for FYE 24, including in striking a balance between short-term and long-term objectives as part of our SaaS transition and CX automation strategy.

Our objective in setting officer pay opportunities is to attract and retain the best talent to lead our company and to incentivize our leaders to achieve outstanding performance results and create stockholder value. To support this objective, we set target compensation in a range around median by reference to the competitive benchmarking review and other factors discussed below under “Factors in Establishing Officer Pay Opportunities” and design our compensation arrangements so that actual pay outcomes will vary above or below target based on the performance achieved. Absent special circumstances, the compensation committee approves payouts for formulaic compensation elements without adjustment from calculated levels, in order to allow these elements to function as originally designed.

We believe that our compensation philosophy, including the opportunity to earn above-market compensation for performance in excess of target goals, helps ensure that we are well positioned to attract, retain, and incentivize the highest caliber of executive officer talent.

Stockholder Engagement

It is and has been our practice for many years to engage with our investors on a regular basis. Each year, we typically meet with well over a hundred investors as part of our regular investor relations program, during which we make ourselves available to discuss, subject to the limitations of applicable securities law, any subject our stockholders wish to raise with us, including matters of strategy, capital allocation, corporate governance, and executive compensation. We believe this program of regular stockholder engagement has been productive and provides an open exchange of ideas and perspectives for both management and our stockholders.

In addition to our regular, year-round investor relations program, each fall, we proactively reach out to substantially all of our large stockholders to ask for their feedback on our executive compensation program and related corporate governance matters. This process is led by our compensation committee chairman. We believe that this process is appreciated by our investors based on feedback we have received from them as well as based on their approval of our historical say-on-pay proposals, including a support level of over 90% at our last annual meeting in June 2023.

While most of our investors typically choose not to respond to this outreach or indicate that they do not have concerns they wish to share, the compensation committee considers all feedback received from this outreach program.

Feedback received from our outreach in the fall of 2022 was considered as part of the establishment of pay opportunities for FYE 24 and was discussed in detail in our last proxy statement. Feedback received from our outreach in the fall of 2023 was considered as part of the compensation committee’s annual performance review for FYE 24 and is discussed below (this feedback was also considered as part of the establishment of pay opportunities for FYE 25, which pay opportunities will be discussed in our next proxy statement).

•In the fall of 2023, we reached out to more than 25 of our largest stockholders representing approximately 80% of our outstanding common shares to specifically request feedback on our executive compensation program. We attempted to reach individuals responsible for governance-related decisions within the investor organization. The outreach was done by the chairman of our compensation committee, Mr. Nottenburg (who is independent), requesting feedback and extending an invitation to speak with him personally.

•Following our targeted outreach, we received responses from 9 investors holding approximately 42% of our outstanding common shares, with 6 of these investors, holding about 32% of our outstanding common shares as of the time of such outreach, requesting calls with Mr. Nottenburg.

Consistent with our experience in prior years, most of our investors chose not to respond to this fall 2023 outreach or indicated that they did not have concerns they wished to share. This encompassed about 66% of the stockholders (and represented about 40% of the shares-in-interest) we contacted.

The feedback we received from the stockholders who wished to speak with us in detail generally varied from investor to investor and much of it related to business or strategy matters (such as the impact of AI on our market, strategic execution, management succession planning, top line financial performance, and guidance). While we generally do not receive uniform feedback or suggestions from the investors we speak with, we value all stockholder feedback we receive, and the compensation committee discusses and considers all such feedback even where only suggested by a single stockholder.

The following table summarizes the main feedback we received on compensation matters from our most recent round of outreach in the fall of 2023.

What We Heard	Our Response

Suggestions regarding the metrics we use in our compensation plans, including a focus on SaaS KPIs such as bookings and recurring revenue, as well as on revenue growth generally for long-term value creation.

The compensation committee reviews the metrics to be included in our officer compensation plans each year. The committee selects metrics that align with our strategy and business objectives, with an emphasis on both long-term stockholder value creation as well as the near-term objectives the committee believes are critical to achieving such goals. The committee also emphasizes metrics that are objective rather than subjective, and that are used by — and are within the line-of-sight of — the management team in running the Company.

Our FYE 24 officer short-term incentive (“STI”) plans were predominantly based on revenue and SaaS bookings metrics, and our FYE 24 officer long-term incentive (“LTI”) plans were predominantly based on SaaS revenue and the percentage of our software revenue coming from recurring sources.

For our FYE 25 officer STI plans, we have further emphasized both bookings and revenue from our bundled SaaS offerings specifically, which metrics reflect our investment in AI-powered solutions and we believe are likely to be the more significant growth drivers for us over time, and we have incorporated a free cash flow metric as suggested by some of our investors.

For our FYE 25 officer LTI plans, we have emphasized our longer-term objective of becoming a “Rule of 40” company (which we believe would create significant shareholder value), by focusing on longer-term revenue growth and EBITDA margin metrics. We have also elongated the performance period for the financial metrics in the FYE 25 LTI plan (revenue and EBITDA margin) from two years to three years, to further emphasize the long-term nature of these awards and to align those tranches to the relative TSR tranche of the awards (which has always had a three year performance period).

What We Heard	Our Response
Questions about director and officer stock purchases and sales
As discussed elsewhere in this report, we maintain stock ownership guidelines for our directors and officers, which we believe are consistent with market standards.

Outside of these stock ownership guidelines (and our legal compliance policies and procedures, such as our insider trading policy), we do not seek to control the purchases or sales of Verint stock by our personnel - including our directors or officers – which we regard as personal investment decisions.

We note that a substantial majority of the compensation of each of our directors and our officers comes in the form of equity awards, which may result in a lack of diversification in an individual’s financial portfolio over time, especially if vested shares are never or rarely sold.

We also note that many sales of Verint shares by directors or officers are made solely to facilitate tax payments or required tax withholding in connection with vesting events.

Please see our prior proxy statements for information on other key modifications we have made to our executive compensation program in recent years in response to stockholder feedback.

We are also pleased with our ongoing Board refreshment efforts, with seven new directors in the last six years, and increased Board diversity, including three female directors, one of whom identifies as racially / ethnically diverse.

Compensation Design and Process

Our officer compensation packages are generally comprised of a mix of base salary, annual cash bonus, and annual equity grant, plus limited perquisites. We believe this mix of compensation elements allows us to successfully achieve our compensation objectives; however, the compensation committee periodically re-evaluates our compensation philosophy, objectives, and programs and, from time to time, revises or introduces new elements or design features into our executive compensation program.

We believe a significant portion of each executive officer’s compensation should be “at-risk” by being tied to the performance of our business or our stock price. We implement this belief through the use of performance-based bonuses and performance-based equity, such as PSUs, for which payment or vesting in general is directly dependent on performance, as well as through the use of equity-based compensation generally, such as restricted stock units (“RSUs”), the value of which depends on our stock price. We believe that equity-based compensation that is subject generally to vesting based on continued service is also an effective tool for retaining our executive officers, aligning their interests with those of our stockholders, and for building an executive’s long-term commitment to the Company. As further discussed below, our executive officers and directors are also subject to stock ownership guidelines.

Our key compensation design and governance practices include:

•Compensation is primarily at-risk and/or tied to stock price, while also containing a mix of elements - A significant majority of the total direct compensation of each officer is at-risk or is paid in equity (the value of which depends on our stock price). At the same time, executive pay consists of a mix of short-term elements (base pay and annual bonus) and long-term equity-based incentives (time-based and performance equity).

The pay mix graph below illustrates the components of our officer compensation packages for FYE 24 as reflected in the Summary Compensation Table, including on an average basis for our non-CEO officers.

CEO PAY MIX
Other Compensation 1%
Base Salary 9%
Annual Cash Bonus 7%
Performance-Based Equity 50%
Time-Based Equity 33%

OTHER OFFICERS PAY MIX
Other Compensation < 1%
Base Salary 18%
Performance-Based Equity 35%
Annual Cash Bonus 11%
Time-Based Equity 35%

	CEO	Other NEOs
At-risk pay (not including time-based equity as at-risk)	57%	46%
At-risk pay (including time-based equity as at-risk)	90%	81%
(at-risk pay in both rows excludes base salary and “other” compensation as being at-risk)

•Multiple performance metrics - Annual bonuses for FYE 24 were based on three different performance metrics (revenue, EBIT, and new SaaS ACV). New PSUs awarded in FYE 24 were based on three different performance metrics (SaaS revenue, percentage of software revenue that is recurring, and relative TSR).

•Balanced approach to long-term incentives - Long-term incentive awards are comprised of a combination of time-based and performance-based units, which are designed to link executive compensation with increased stockholder value over time, with at least 50% of newly-granted long-term incentive awards being performance-based (at least 60% for the CEO).

•Thresholds, staged goals, and maximum payouts - Annual bonuses and performance equity awards are subject to a minimum threshold level of performance below which no payout is earned and are limited to a specified maximum payout, with staged goals in between.

•Use of formulaic compensation design with payouts tied to pre-established performance targets.

•Exercise limited discretion to adjust formulaic payouts.

•Clawback provisions in our compensation plans and agreements, as well as a stand-alone officer clawback policy adopted in accordance with the NASDAQ listing requirements.

•Stock ownership guidelines for executive officers and directors.

•Limited perquisites.

•Use of tally sheets and aggregate award summaries to facilitate oversight of executive compensation.

•A policy prohibiting all personnel (including executive officers and directors) from short selling in our securities, from short-term trades in our securities (open market purchase and sale within three months), and from trading options in our securities.

•A policy prohibiting all hedging and pledging in our securities by all personnel (including executive officers and directors).

•A policy against any new plan, program, agreement, or arrangement providing for a 280G excise tax gross-up payment with any person or, subject to a limited exception relating to relocation expenses, any other tax gross-up payments with executive officers.

Pay Opportunities for FYE 24

The compensation committee took the following actions with respect to pay opportunities for FYE 24, taking into account market factors and the advice of its advisors.

Base Salaries

During the first half of FYE 24, the Company implemented a number of cost control measures due to the uncertain macroeconomic environment. In connection with these measures, the committee agreed with management’s recommendation that officer base salaries (and officer target bonus opportunities) not be increased for FYE 24, notwithstanding the results of the annual executive compensation benchmarking (which supported an increase).

Name	FYE 24 Base Salary	FYE 23 Base Salary	Change
Dan Bodner	$790,000	$790,000	—%
Elan Moriah	$500,000	$500,000	—%
Peter Fante	$465,000	$465,000	—%
Grant Highlander	$400,000	$400,000	—%
Target Bonuses

As discussed above, during the first half of FYE 24, the Company implemented a number of cost control measures due to the uncertain macroeconomic environment. In connection with these measures, the committee agreed with management’s recommendation that officer target bonus opportunities (and officer base salaries) not be increased for FYE 24, notwithstanding the results of the annual executive compensation benchmarking (which supported an increase).

Mr. Highlander’s target bonus for FYE 23 was originally $200,000 prior to his promotion to CFO in December 2022. Upon his promotion to CFO in December 2022, his target bonus opportunity on a go-forward basis was reset to a new baseline of $310,000, however, this change (near the end of FYE 23) did not impact his actual bonus payout for FYE 23 (which continued to be tied to his pre-promotion baseline). For FYE 24, the compensation committee determined not to increase Mr. Highlander’s post-promotion bonus opportunity established in December 2022, in alignment with its determination not to increase the bonus opportunities for the other officers.

Name	FYE 24 Target Bonus	FYE 23 Target Bonus	Change
Dan Bodner	$816,000	$816,000	—%
Elan Moriah	$400,000	$400,000	—%
Peter Fante	$325,000	$325,000	—%
Grant Highlander	$310,000	$310,000	—%

Equity Awards

The compensation committee held a number of discussions, with input from its advisors, regarding the year-over-year decline in valuations for many technology companies, including the Company, from the spring of 2022 (corresponding to our FYE 23) to the spring of 2023 (corresponding to our FYE 24), in connection with its establishment of compensation opportunities for FYE 24. Following these discussions, the compensation committee determined in the spring of 2023 not to seek to preserve the dollar value of awards from the prior year and instead generally awarded a similar number of shares as in the prior year for the annual officer grants, with a modest increase for most of the officers to partially offset the reduced value resulting from the year-over-year decline in our stock price. In the case of Mr. Highlander, the compensation committee determined to align his FYE 24 equity award with Mr. Fante’s based on the results of the executive compensation benchmarking for Mr. Highlander’s CFO role and for internal pay equity reasons.

The compensation committee’s decisions regarding FYE 24 officer equity awards reflected its desire to balance between a number of competing factors, including incentivizing and retaining our officers with appropriate and competitive compensation, adapting to changes in market valuations, and managing the Company’s equity dilution.

Name	FYE 24 Equity Annual Awards (Shares)	FYE 24 Grant Date Value ($)	FYE 23 Equity Annual Awards (Shares)	FYE 23 Grant Date Value ($)	Change in Grant Date Value
Dan Bodner	203,018	7,475,123	193,350	10,721,258	(30)%
Elan Moriah	63,000	2,319,660	60,000	3,327,000	(30)%
Peter Fante	42,000	1,546,440	40,000	2,218,000	(30)%
Grant Highlander	42,000	1,546,440	47,500	2,080,575	(26)%

Mr. Highlander’s FYE 23 awards included a one-time promotion award of 27,500 RSUs.

Pay Outcomes for FYE 24

Bonus Payouts

The following table summarizes the FYE 24 officer bonus plan design and percentage achievement.

Metric	Weighting	Target ($M)	Achievement ($M)	Achievement	Payout
Revenue	33.3%	$945	$911	96%	86%
EBIT	33.3%	$231	$223	96%	93%
New SaaS ACV	33.3%	$118	$97	82%	58%
	100%

For the new SaaS ACV metric, the compensation committee determined as part of its review of the performance results that $3.4 million in SaaS orders that had been recorded as SaaS usage for accounting purposes should be counted as new SaaS ACV bookings for purposes of calculating achievement against the compensation performance goal.

After application of the weightings of the metrics, weighted average achievement was 92%. These results translated into officer bonus payouts at 79% for the year.

The following table summarizes the bonus opportunities and bonuses earned for FYE 24.

Name	Performance Achieved	Payout	Target Bonus	Earned Bonus
Dan Bodner	92%	79%	$816,000	$644,834
Elan Moriah	92%	79%	$400,000	$316,095
Peter Fante	92%	79%	$325,000	$256,827
Grant Highlander	92%	79%	$310,000	$244,974

PSU Vestings

The following table summarizes the goal achievement and calculated payout levels for PSUs with performance periods ended as of January 31, 2024.

The relative TSR tranche that was eligible for vesting as of January 31, 2024 was granted as part of the April 2021 grant (with its associated metric weightings), while the cloud revenue and percentage of software recurring revenue tranches that were eligible for vesting were part of the April 2022 grant (with its associated metric weightings). As a result, the table provides a weighted average payout (giving effect to these different metric weightings across different grants) of the tranches vesting in respect of the conclusion of FYE 24 based on the actual number of shares earned by the grantees for each tranche versus the target number that could have been earned. PSUs vested without any discretionary modifications to the goals or payouts.

Performance Metric	Goal Achieved	Vesting
Financial Goals Ending FYE 24
Cloud Revenue	91%	82%
% of Software Recurring Revenue	101%	101%
Stock Goals Ending FYE 24
Relative TSR	14%	—%
Weighted Average	74%	66%

Name	PSU Target Shares	Earned Shares
Dan Bodner	124,210	81,950
Elan Moriah	32,250	21,808
Peter Fante	20,250	13,217
Grant Highlander	5,700	3,965

Roles and Responsibilities in Determining Executive Compensation

Following the conclusion of each fiscal year, the compensation committee meets to determine cash payout and performance equity vesting levels for performance-based compensation for the recently concluded performance period and to establish officer compensation packages for the new fiscal year. The compensation committee also administers our equity compensation plans and oversees our long-term incentive programs generally and any special compensation initiatives.

The compensation committee receives updates from its compensation consultant and/or outside counsel at least annually on recent developments and trends in executive compensation and related governance matters to assist it in making compensation decisions.

For FYE 24, the compensation committee engaged Willis Towers Watson to prepare a peer group compensation benchmarking analysis and to assist the compensation committee in structuring and evaluating proposed executive officer compensation packages as well as year-end payouts. Any advice provided by Willis Towers Watson in FYE 24 with respect to non-executive officer or director personnel did not exceed $120,000 in fees. The compensation committee also received advice from outside counsel during FYE 24. In March 2023, the compensation committee reviewed and confirmed the independence of its advisors for FYE 24 pursuant to the six-factor test promulgated by the SEC under the Dodd-Frank Act, and determined that no conflicts of interest have been raised by the work performed by Willis Towers Watson.

At the compensation committee’s request, selected members of senior management from our human resources, finance, or legal functions generally work cooperatively with the compensation consultant in preparing proposals for executive officer compensation packages or other executive compensation arrangements for consideration by the compensation committee. The compensation consultant at all times remains independent of management and forms its own views with respect to the recommendations it makes to the compensation committee. The compensation committee also met in executive session (outside the presence of management), both with and without its compensation consultant, during FYE 24.

The Chief Executive Officer provides input to the compensation committee on each proposed executive officer compensation package. The Chief Executive Officer’s input to the compensation committee is based, among other things, on his views of each executive officer’s performance, achievements, skills, responsibilities, competitive factors, and internal pay equity considerations. The Chief Executive Officer’s input does not include a recommendation on his own compensation, and, notwithstanding his input, the compensation committee exercises independent judgment on executive officer compensation outside the presence of the executive officers and is solely responsible for final decisions on all matters related to the compensation of all of the officers.

Peer Group

Each year, the compensation committee reviews our compensation peer group, typically in the fall, in advance of the next executive compensation cycle. This peer group is used for establishing pay opportunities for our officers each year, and periodically, for benchmarking our director compensation.

The composition of the peer group for FYE 24 was developed in the fall of 2022 following discussions between the compensation committee, Willis Towers Watson, and members of senior management, primarily our Chief Executive Officer. The companies included in the peer group were selected by the compensation committee following these discussions from a sampling of publicly traded software and technology companies with businesses sharing similarities with ours and with annual revenues, market capitalizations, and/or enterprise values within a range above and below ours. In general, the compensation committee targets peers within the following ranges (relative to Verint’s annual revenue and market capitalization) and most of the companies approved for the peer group satisfy these criteria:

•Revenue: 0.5x - 2x
•Market Capitalization: 0.25x - 4x

Certain of our closest competitors do not fit within these parameters and are therefore not included in the peer group, either because they are much larger or much smaller than us, are privately held, or are foreign issuers who do not publicly file detailed compensation data or have different pay practices due to local market factors outside the U.S.

The compensation committee also considers the growth and market leadership profiles of potential peer group companies, competitive considerations with regard to our business, as well as recruiting and retention factors in selecting the peer group, and is mindful of the parameters used by the main proxy advisory firms in establishing their own compensation peer groups. The compensation committee also considers any feedback received from investors as part of our shareholder engagement program regarding peer group composition.

The compensation committee has not established a guideline that the Company be at the median of the peer group relative to any particular metric, however, the compensation committee seeks to maintain a peer group that includes companies both larger and smaller than us relative to the key metrics noted above. During its annual review, the compensation committee also seeks, to the extent practical, to maintain consistency in the peer group in an effort to maintain better comparability in the results of the benchmarking process from year to year. Peer companies acquired since the prior update are removed each time the peer group is updated.

For FYE 24, the compensation committee made several revisions to the peer group to align it based on the size and other parameters discussed above. Specifically, the compensation committee determined to remove Jack Henry & Associates Inc., Mandiant, Inc., Microstrategy Inc., and Nuance Communications Inc. and to add Qualtrics International Inc., Five9, Inc., Sprinklr, Inc., and PTC Inc. The resulting revised peer group was as follows:

8x8, Inc.	Manhattan Associates, Inc.
ACI Worldwide Inc.	NetScout Systems, Inc.
Alteryx, Inc.	Open Text Corp.
Blackbaud, Inc.	Pegasystems, Inc.
CommVault Systems, Inc.	Progress Software Corporation
Envestnet, Inc.	PTC Inc.
Fair Isaac Corporation	Qualtrics International Inc.
Five9, Inc.	Splunk Inc.
Guidewire Software, Inc.	Sprinklr, Inc.

Factors in Establishing Officer Pay Opportunities

In establishing cash and equity pay opportunities for each officer, and the mix between cash compensation and equity compensation, the factors considered by the compensation committee generally consisted of:

•the compensation benchmarking analysis prepared each year by the compensation consultant;

•the executive officer’s compensation for the previous year;

•relevant terms of the officer’s employment agreement;

•the executive officer’s role, responsibilities, and skills;

•a subjective assessment of the executive officer’s performance in the previous year, including any special achievements;

•our performance, based on financial and non-financial metrics, in the previous year, including the performance of our stock over the course of the prior year and over longer-term periods;

•our growth, based on both financial and non-financial metrics, from the previous year;

•our outlook and operating plan for the upcoming year;

•the proposed packages for the other executive officers (internal pay equity);

•the proposed merit increases, if any, being offered to our employees generally;

•the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool between the executive officers and the other participants;

•overall equity dilution and burn rates as well as equity overhang levels;

•the value of proposed and previously awarded equity grants, including the continuing retentive value of past awards;

•executive officer recruiting and retention considerations; and

•compensation trends and competitive factors in the market for talent in which we compete.

The compensation committee considered elements of compensation individually and in the aggregate in its decision-making process. Although the compensation committee does not target a specific ratio of equity to cash, the compensation committee believes that equity should comprise a majority of each officer’s compensation package in order to foster a greater sense of personal investment in our performance, further aligning executive officer incentives with the interests of our stockholders, and increasing the amount of such executive officer’s compensation that is “at risk” by virtue of being dependent on our stock price and/or performance. Subject to the parameters of our compensation philosophy, the compensation committee also believes that it is appropriate for our Chief Executive Officer to be compensated more highly from both a cash and an equity perspective than our other officers, and this approach has been supported by our benchmarking analyses. In establishing the relative compensation of the other officers, as noted above, the compensation committee takes into account differences in the scope of each officer’s role, responsibilities, skills, and performance.

The financial performance goals established by our compensation committee for executive officer bonus plans and performance equity awards are based on our budget and/or multi-year operating plan, which use non-GAAP (generally accepted accounting principles) measures that our Board and senior management find useful in managing our business. Mergers and acquisitions (“M&A”) contemplated by the budget and operating plan are included in measuring performance against compensation goals. For other extraordinary non-budgeted events, including material M&A not contemplated by the budget, the compensation committee or the Board may adjust performance goals or payouts in order to prevent unintended enlargement or dilution of benefits, in its discretion.

Design of Compensation Elements

Annual Bonuses for FYE 24

Bonus achievement is based on performance against pre-defined financial goals.

For our FYE 24 STI plans, the compensation committee determined to replace the PLE (perpetual license equivalent) metric used in the FYE 23 STI plan with new SaaS ACV to de-emphasize PLE and to emphasize cloud bookings, as the Company moved toward the end of its perpetual to SaaS transition. No change to the weightings of the metrics was made.

The following table summarizes the metric weightings and target amounts for the FYE 24 officer bonus plans:

Metric	Weighting	Target ($M)
Revenue	33.3%	$945
EBIT	33.3%	$231
New SaaS ACV	33.3%	$118

The performance-payout scales for the FYE 24 STI plan financial performance goals are set out in the table below.

•If performance falls below the applicable threshold, the officer will not receive any payout for that goal.

•For performance falling between established points in the range, the amount earned is calculated on a formulaic basis based on those points.

	Payout Percentage
	—%	40%	65%	80%	100%	120%	150%	200%
Achievement Percentage
Revenue goal	<85%	85%	90%	95%	100%	105%	110%	115%+
	Payout Percentage
	—%	40%	80%	90%	100%	110%	130%	200%
Achievement Percentage
EBIT goal	<80%	80%	90%	95%	100%	105%	115%	125%+
	Payout Percentage
	—%	40%	80%	90%	100%	120%	150%	200%
Achievement Percentage
New SaaS ACV	<75%	75%	90%	95%	100%	110%	120%	130%+
Equity Awards

The compensation committee endeavors to establish the grant date of our annual equity grant well in advance of the grant and to schedule vesting dates to occur at a time when we would not normally be in a quarterly trading blackout (to reduce the chances that vesting-related tax events occur during blackout periods). Apart from seeking to schedule vesting dates outside of blackout periods, we do not time our grants by reference to the release of earnings or other material information.

We use RSUs and PSUs as our preferred forms of equity awards, which provide predictable retention value and alignment of employee interests with stockholder interests, particularly in times of volatile equity markets. The compensation committee periodically reviews the elements of compensation it uses, however, and we may in the future incorporate other award forms, including stock options, in our executive officer compensation packages. To the extent that stock options are used, the exercise price of such options is the closing price of our stock on the date of Board or compensation committee approval.

Grant of Awards in FYE 24

For FYE 24, annual equity grants for our officers (made in April 2023) were at least 50% PSUs for officers other than Mr. Bodner and at least 60% PSUs for Mr. Bodner. We believe this approach appropriately aligns executive officer incentives with company performance and provides a fair balance in the extent to which executive officer compensation is “at risk” both by being tied to our stock price and to the performance of our business.

For equity awards granted in April 2023:

•Time-based RSU awards generally vest in semi-annual increments over three years.

•For our new FYE 24 LTI grants, the compensation committee determined to replace cloud revenue with SaaS revenue to emphasize growth in SaaS bookings and SaaS revenue in connection with the completion of our SaaS transition. The other metrics and the goal weightings were not otherwise modified. As a result, the FYE 24 LTI plan metrics and weighting were: 50% SaaS revenue, 25% percentage of software revenue that is recurring, and 25% relative TSR.

•The goals for SaaS revenue and percentage of software revenue that is recurring will be measured at the end of the second fiscal year following the grant (at the end of FYE 25). We believe that this approach to goal setting and measurement is generally consistent with the practices of our compensation peer group and our compensation philosophy that performance goals be not only challenging but also achievable. However, in our FYE 25 officer LTI plan, we have elongated the performance period for the financial metrics (revenue and EBITDA margin) from two years to three years, to further emphasize the long-term nature of these awards and to align those tranches to the relative TSR tranche of the awards (which has always had a three year performance period).

◦The SaaS revenue goal will be measured against the sum of the results for FYE 24 and FYE 25.

◦The percentage of software revenue that is recurring goal will be measured against our performance in FYE 25 (by reference to the level we have achieved by the second year of the two-year performance period). We note that with the completion of our perpetual to SaaS transition, we expect this percentage to level off at an amount around the target level of 90% (and below 100%). Therefore, we are not targeting the 100% level and both the target percentage and the maximum percentage reflect this.

•The relative TSR goal will be measured over the period from February 1, 2023 through January 31, 2026.

•Relative TSR is calculated as Verint’s total stockholder return, on a percentile basis, relative to the companies comprising the S&P Composite 1500 Information Technology Index for the applicable performance period, weighted equally and based on the two-month volume-weighted average closing prices of the stock of such constituent companies as of the beginning and end of the performance period (adjusted for dividends), provided that only those members of the index that constitute part of the index at both the beginning and the end of the performance period are taken into account for purposes of the calculation. In structuring the relative TSR calculation and selecting the index, the compensation committee’s goal was to be able to compare Verint’s stock price performance to that of a large, steady-state sampling of technology companies with a median size within a range of ours, on a basis designed to eliminate any short-term aberrations in stock price (for either Verint or companies in the index) at the start or the end of the performance period.

•We regularly discuss and consider the metrics used in our long-term incentive awards, particularly relative TSR, which we believe presents both benefits and challenges. We believe that TSR metrics create alignment between management and stockholders despite its line-of-sight challenges for management and we understand that the inclusion of such a metric in compensation programs (whether as a direct metric or as a modifier) is currently supported by many investors and stockholder advisors. For these reasons, we continue to use this metric at this time.

The performance-payout scales for the performance goals under the PSUs granted in April 2023 (FYE 24) are set out in the tables below.

•If performance falls below the applicable threshold, the executive officer will not receive any vesting for the portion of the award attributable to that goal.

•For performance falling between established points in the range, the amount earned is calculated on a formulaic basis based on those points.

•The relative TSR goal opportunity is capped at 100% if absolute TSR for the performance period is negative (even if relative TSR is strong).

SaaS Revenue Goal (weighting: 50%)
Percentage of Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period
80%	50%
90%	80%
95%	90%
100% ($1,275M)	100%
110%	150%
115%	175%
120% or more	200%
% of Software Revenue Recurring Goal (weighting: 25%)
Percentage of Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period
92%	50%
94%	80%
98%	90%
100% (90% of Revenue)	100%
101%	115%
103%	150%
106% or more	200%
Relative TSR Goal (weighting: 25%)
Percentile Achieved	Percentage of Performance Shares Eligible to be Earned for Period
<25th	0%
25th	25%
50th	100%
75th+	200%

Vesting of Awards for FYE 24

As noted above, the performance period for the PSUs granted in April 2023 does not end until January 31, 2025 (for the SaaS revenue and percentage of software revenue that is recurring tranches) and until January 31, 2026 (for the relative TSR tranche). As a result, none of these awards vested during (or in respect of) FYE 24.

The following table summarizes the goal achievement and calculated payout levels for the PSUs granted in April 2022 in respect of the performance period ended January 31, 2024.

Because the relative TSR goals used in our PSU awards are generally measured over a three-year period, the relative TSR component of the April 2022 awards were not eligible for vesting based on the conclusion of FYE 24. The vesting of the relative TSR tranche of these awards will occur next year, based on the conclusion of FYE 25.

Performance vs. Payout Matrix for Cloud Revenue and % of Software Revenue Recurring Goals (for PSU awards approved April 2022)
Cloud Revenue Goal (weighting: 50%)		Payout For This Goal
Percentage of Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period	Percentage of Goal Achieved	Percentage of Performance Shares Earned for Period
80%	50%	91% ($1,072M)	82%
90%	80%
95%	90%
100% ($1,180M)	100%
110%	150%
115%	175%
120% or more	200%
% of Software Revenue Recurring Goal (weighting: 25%)		Payout For This Goal
Percentage of Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period	Percentage of Goal Achieved	Percentage of Performance Shares Earned for Period

92%	50%	101% (88%)	101%
95%	90%
97%	95%
100% (87% of Revenue)	100%
103%	105%
105%	110%
109% or more	200%
In addition, the third and final tranche of the PSUs granted in April 2021, tied to our relative TSR performance, vested in respect of the three-year performance period ended January 31, 2024. Our relative TSR performance for such three-year period came in at 7th percentile of the comparator group (or 14% of target), which resulted in the vesting of this tranche at 0%. This metric was weighted at 30% within the April 2021 PSU awards. Taking into consideration all tranches of the April 2021 PSUs (including those that vested in prior years based on the perpetual license equivalent goal (which was weighted at 40%) and the percentage of software revenue that is recurring goals (which was weighted at 30%), performance against all applicable goals resulted in overall vesting of 73% of the awards, giving effect to the plan weightings.

As discussed above, with respect to the vesting of PSUs with performance periods ended as of January 31, 2024 (regardless of grant year), the weighted average performance was 74% and the weighted average vesting level was 66%.

Goal Setting

The compensation committee sets financial performance goals (goals other than our stock performance goals) for our annual bonus plans and our multi-year PSUs by reference to the annual budget and/or multi-year plan presented to our Board. The compensation committee’s objective in setting financial performance targets (the middle of the performance ranges) is to be at a level that requires strong performance on the part of each recipient, but that is not so difficult to achieve that it is likely to be missed. The compensation committee believes that it is important that goals be both challenging and achievable. As a result, the compensation committee takes into account the actual results achieved and the actual pay earned for recently completed performance periods in setting new performance goals and does not believe it is appropriate to automatically increase performance goals above the prior period’s performance goals without regard to such actual achievements and actual pay for prior periods. The compensation committee believes that the goals it sets each year require strong performance on the part of management in what is a highly competitive business market.

The compensation committee typically establishes the threshold and maximum levels for performance and for payout opportunity, as well as the scale points in between, by reference to market practices and input from the compensation consultant. For example, the scale points for our PSU awards, including the opportunity to earn target payouts at median relative TSR performance (for the corresponding portion of the awards), is based on, and in the compensation committee’s opinion is in conformity with, market practices. The compensation committee also seeks to ensure that these threshold levels and scales are reasonable in light of the goals in question and in light of the Board’s expectation for what is achievable during the performance period. The compensation committee normally builds accelerators and decelerators into the plans and seeks to calibrate the slopes to balance varying objectives, including incentivizing overachievement, aligning pay to performance, retention of key talent, and risk management.

Recent Developments in Executive Compensation Practices

In March 2024, the compensation committee established the performance metrics for FYE 25 compensation.

For our FYE 25 officer STI plans, we have further emphasized both bookings and revenue from our bundled SaaS offerings specifically, which metrics reflect our investment in AI-powered solutions and we believe are likely to be the more significant growth drivers for us over time, and we have incorporated a free cash flow metric as suggested by some of our investors.

For our FYE 25 officer LTI plans, we have emphasized our longer-term objective of becoming a “Rule of 40” company (which we believe would create significant shareholder value), by focusing on longer-term revenue growth and EBITDA margin metrics. We have also elongated the performance period for the financial metrics in the FYE 25 LTI plan (revenue and EBITDA margin) from two years to three years to further emphasize the long-term nature of these awards and to align those tranches to the relative TSR tranche of the awards (which has always had a three year performance period).

The performance metrics and goals for FYE 25 compensation will be discussed in more detail in our proxy statement for our 2025 Annual Stockholder Meeting.

Stock Bonus Program

In order to foster a greater sense of company ownership for employees and to reduce the Company’s cash compensation cost, we have adopted a stock bonus program under which eligible employees may receive a portion of their earned annual bonuses, otherwise payable in cash, in the form of discounted shares of our common stock. This program is subject to annual funding approval by our Board and an annual cap on the number of shares that can be issued. Officers are permitted to participate in the program, to the extent that shares remain available for awards following the enrollment of all other participants, to encourage our officers to continue to increase their stake in the Company as well. Shares issued to officers in respect of the discount feature of the program are considered incentive shares and are subject to a one-year vesting period to enhance the retentive value of the program and to better align executive interests with those of our stockholders. Shares not attributable to the discount feature of the program (which we refer to as “base” shares) are deemed to be purchased by the participants at fair market value using earned bonus dollars. As a result, these base shares are not considered incentive shares and their value is reflected within the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, rather than within the “Stock Awards” column.

•For the program period ended January 31, 2024, the Board approved the issuance of up to 200,000 shares of common stock and a discount of 15% for awards under the program. Under the terms of the program document, the discount feature was reduced to 0% for FYE 24 to align the officer bonus payouts with the expected payouts under employee bonus plans (below the officer level) containing different goals. The base shares (shares not attributable to the discount feature) to be issued to the officers will be determined and issued in the quarter ending July 31, 2024 (during FYE 25).

Other Pay Elements

We do not currently make use of cash-based long-term incentive compensation arrangements, defined benefit plans, or deferred compensation plans. We provide a limited number of perquisites to our executive officers, which vary from officer to officer and include:

•use of a company car or an annual car allowance; and

•an annual allowance for professional legal, tax, or financial advice.

Our officers also receive the same partial match of their 401(k) contributions as all other U.S. employees. Officers receive the same health insurance and company-paid group life and disability insurance offered to all other employees in the U.S. Officers are also entitled to participate in the same paid-time off donation program we make available to other U.S. employees.

Employment Agreements

Each of our officers is party to a formal employment agreement with us. The terms of these agreements are summarized under “Executive Officer Severance Benefits and Change in Control Provisions—Provisions of Executive Officer Agreements” below.

Clawback Policy

Each of our officers is subject to a clawback provision in his employment agreement that allows us to recoup from the officer, or cancel, all or a portion of the officer’s incentive compensation (including bonuses and equity awards) for a particular year if we are required to restate our financial statements for that year due to material noncompliance with any financial reporting requirement under the U.S. securities laws as a result of the officer’s misconduct. The clawback applies from and after the year in which the employment agreement was first signed to performance-based awards made during the term of the agreement which were paid based on the results required to be restated. The amount to be recovered or forfeited is the amount by which the incentive compensation for the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated.
Our equity compensation plans also contain a provision that allows for the cancellation or forfeiture of an award, or the repayment of any gain related to an award, if an officer engages in activity detrimental to the Company.

In October 2023, we also adopted a separate compensation clawback policy to comply with the requirements for clawbacks under the final provisions of the Dodd-Frank Act, as implemented by the SEC and NASDAQ. This policy applies to any current or former “Section 16 officer” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act, including our executive officers, and supplements and supersedes (in the event of a conflict) the other clawback arrangements described above. The policy is triggered, subject to certain exceptions, in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, whether or not due to misconduct by the officer in question or any other person. The amount to be recovered or forfeited is generally the same as under our contractual clawback provisions (i.e., the amount by which the incentive compensation for the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated).

Stock Ownership Guidelines and Other Policies

Our Board has adopted stock ownership guidelines for our officers and non-employee directors who are compensated by us for their service. We believe these guidelines help to further align the interests of our officers and directors with those of our stockholders. The guidelines contain customary terms and conditions and establish the following target ownership levels:

•ownership equal to six times salary for our Chief Executive Officer;

•ownership equal to three times salary for our other officers (reduced to one and a half times salary beginning at age 62); and

•ownership equal to five times the annual cash retainer for directors.

Until the target ownership levels are met, officers and directors are required to hold 50% of the after-tax shares acquired from either the vesting of restricted stock or restricted stock units or from the exercise of stock options. As a result of this requirement, there is no specified time frame for reaching the target ownership levels and no minimum holding periods once shares have been acquired (if an officer or director falls below the target ownership level after having achieved it, he or she would again become subject to the 50% after-tax holding requirement until the ownership level had been re-established). Officers and directors subject to the guidelines are permitted to count towards the target ownership levels all shares of common stock held by such individual, regardless of source, 50% of the value of any unvested RSUs and PSUs (at target level), and the intrinsic value of vested stock options.

Our Board has adopted a policy generally precluding us from entering into any new plan, program, agreement, or arrangement providing for a 280G excise tax gross-up payment with any person or, subject to a limited exception relating to relocations, any other tax gross-up payments with officers.

Policies Prohibiting Hedging and Pledging

Our insider trading policy prohibits all personnel (including officers and directors) from hedging (such as zero-cost collars and forward sale contracts) or pledging our securities, from short selling in our securities, from short-term trades in our securities (open market purchase and sale within three months), and from trading options in our securities (transactions in puts, calls or other derivative securities, on an exchange or in any other organized market).

Our insider trading policy is supplemented by a separate policy prohibiting our officers and directors from engaging in hedging or pledging transactions in our equity securities. The policy defines hedging as the purchase of any financial instrument or the entry into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, put options, forward sales contracts, equity swaps, or collars).

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards such as the awards with market-based performance metrics.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on its review and discussions with management regarding such section of this proxy statement, the compensation committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into our Form 10-K for the year ended January 31, 2024.

Compensation Committee:

Richard Nottenburg, Chair
John Egan
Reid French
Kristen Robinson
Yvette Smith
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Programs and Risk Assessment

Each year, our executive management reviews our compensation policies and practices, including with respect to risk. Our compensation policies and practices are relatively stable and tend not to change significantly from year to year, particularly below the officer level. We monitor the operation of these policies and procedures and believe that they have proven to be well-calibrated over time. We also believe that these policies and practices are comparable to those used by similarly situated companies in our industry and the companies with which we compete for talent. In conducting its risk review, management noted in particular the following aspects of our compensation policies and procedures:

•Use of a combination of elements to achieve a balance between (1) fixed pay and variable pay, (2) time-based components and performance-based components, (3) quantitative targets and qualitative targets, and (4) short-term and long-term elements.

•Multiple quantitative targets (designed to support the budget and operating plan approved by the Board) within compensation plans, as well as elements that differ from plan to plan, and discretionary authority/elements or individual/team objectives in some plans.

•Variable compensation elements, including equity awards whose value fluctuates with our stock price, represent less than 25% of our total annual compensation expense and are broadly distributed among the employee base.

•Bonus plans and performance-based equity plans are subject to maximum payouts and contain calibrated performance-payout curves and staged goals below target to permit payout opportunities for performance that approaches, but does not achieve, target. We sometimes use discretionary bonuses where warranted based on performance and/or retention considerations, even when pre-established goals or thresholds were not achieved.

•Management maintains control over award templates and equity plan design and models the financial impact of design elements such as sales quotas and commissions before adoption.

•Checks and balances in place for the processing of transactions and the calculation of performance levels and payout amounts, including a well-developed system of internal controls to help ensure that financial results and the underlying transactions are sound.

•Provisions in our commission plans allowing us to reduce, withhold, or offset commissions for transactions that do not meet specified minimum requirements, even after the commission has been paid.

•Quarter-end guidelines are in place to help ensure that sales transactions are handled in a consistent and ethical manner at the end of each reporting period, in addition to our other customary legal and compliance policies and procedures.

•Quarterly certifications from a broad base of employees help promote accountability, transparency, and compliance.

•Stock ownership guidelines for our directors and officers, as well as a policy prohibiting hedging and pledging to help maintain alignment between our directors, officers, and other personnel and our stockholders.

•Clawback provisions are included in our executive employment agreements, equity plan and award agreements, and a stand-alone policy for officers allowing us to recoup payments or awards under certain circumstances.

Based on this review, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Executive Compensation Tables

Summary Compensation Table for FYE 24

The following table lists the annual compensation of our officers for FYE 24, FYE 23, and FYE 22, as applicable.

Name and Principal Position	Year Ended January 31,	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Dan Bodner - Chief Executive Officer	2024	790,000	—	7,475,123	—	644,834	132,497	9,042,454
	2023	784,250	—	10,721,258	—	695,921	41,065	12,242,494
	2022	764,000	—	8,296,531	—	880,482	34,386	9,975,399

Elan Moriah - President	2024	500,000	—	2,319,660	—	316,095	33,034	3,168,789
	2023	496,250	—	3,327,000	—	341,138	26,267	4,190,655
	2022	482,500	—	2,393,000	—	404,633	18,841	3,298,974

Peter Fante - Chief Administrative Officer	2024	465,000	—	1,546,440	—	256,827	34,385	2,302,652
	2023	458,750	—	2,218,000	—	277,175	20,192	2,974,117
	2022	437,500	—	1,675,100	—	323,707	34,000	2,470,307

Grant Highlander - Chief Financial Officer	2024	398,898	—	1,546,440	—	244,974	2,000	2,192,312
	2023	346,221	180,000	2,080,575	—	—	5,842	2,612,638

(1) Includes cash bonuses awarded outside the officer’s pre-defined annual bonus plan, if any. Mr. Highlander was on a non-officer bonus plan for FYE 23. Based on the Company’s FYE 23 performance and his own performance, he received a discretionary bonus of $180,000, or 90% of his $200,000 target bonus.

(2) Reflects the aggregate grant date fair value of stock awards approved for the officer in the applicable fiscal year computed in accordance with applicable accounting standards. Also includes the aggregate grant date fair value of stock awards granted to the officers in a given fiscal year as a result of the discount feature under the stock bonus program, but excludes the value of any other shares issued or to be issued to the officers at fair market value under the stock bonus program (the cash value of which is included within the “Non-Equity Incentive Plan Compensation” column in the fiscal year in which the corresponding cash bonus was earned). See “Compensation Discussion and Analysis—Stock Bonus Program” for more information about these stock bonus awards. For a further discussion of our accounting for equity compensation, see Note 14, “Stock-Based Compensation and Other Benefit Plans” to the consolidated financial statements included under Item 8 of our Annual Report on Form 10-K for the year ended January 31, 2024. For performance-based awards, the value shown in the table is based on the assumed achievement of the target (probable) level of performance. See the Grant Date Value of Performance Awards table below for the aggregate grant date fair value of these performance awards assuming the highest level of performance is achieved. Volatility in our stock price from year to year may impact the grant date fair value of our annual equity awards.

(3) Amount represents performance-based annual bonuses tied to the officer’s pre-defined annual bonus plan. This amount also includes the value of any shares expected to be issued to the officers under the stock bonus program in respect of the fiscal year in which the cash bonus was earned (such shares are effectively purchased by the executive officers at fair market value (or a higher price) using bonus dollars), other than shares granted as a result of the discount feature of the program (the value of which is included within the “Stock Awards” column in the fiscal year in which such shares were granted). Shares to be issued under the stock bonus program for FYE 24 will be determined and issued in the quarter ending July 31, 2024 (during FYE 25).

(4) See the table below for additional information on “All Other Compensation” amounts for FYE 24. “All Other Compensation” does not include premiums for group life, health, or disability insurance that is available generally to all salaried employees in the country in which the officer is employed and do not discriminate in scope, terms, or operation in favor of our officers or directors.

Pay Outcome Table for FYE 24

The following table sets forth the pay outcomes for our officers for FYE 24, FYE 23, and FYE 22 (other than for Mr. Highlander, who was appointed an officer only at the end of FYE 23 and therefore only his FYE 24 and FYE 23 outcome is included below), which we believe provides useful supplemental information to the Summary Compensation Table above, as it demonstrates the value of share awards that vested and stock options that were exercised during the applicable years, if any (as opposed to the grant date value of such awards, which is what we are required to present in the Summary Compensation Table), to more closely reflect each officer’s “take home” pay for such year. However, to the extent an officer chooses to hold his shares following vesting, including as a result of our stock ownership guidelines, his “take home” pay may be different than the values in the table below (as the value of the awards held would continue to fluctuate with the market, in alignment with our stockholders).

Name	Year Ended January 31,	Salary ($) (1)	Bonus ($) (2)	Earned Stock Awards ($) (3)	Earned Option Awards ($) (4)	All Other ($) (1)	Total ($)

Dan Bodner	2024	790,000	644,834	6,219,164	—	132,497	7,786,495
	2023	784,250	695,921	12,429,117	—	41,065	13,950,353
	2022	764,000	880,482	12,926,673	—	34,386	14,605,541

Elan Moriah	2024	500,000	316,095	1,765,850	—	33,034	2,614,979
	2023	496,250	341,138	3,613,772	—	26,267	4,477,427
	2022	482,500	404,633	3,486,464	—	18,841	4,392,438

Peter Fante	2024	465,000	256,827	1,208,221	—	34,385	1,964,433
	2023	458,750	277,175	2,384,473	—	20,192	3,140,590
	2022	437,500	323,707	3,107,074	—	34,000	3,902,281

Grant Highlander	2024	398,898	244,974	925,928	—	2,000	1,571,800
	2023	346,221	180,000	1,040,766	—	5,842	1,572,829
(1) As disclosed on the Summary Compensation Table.

(2) Non-equity incentive plan compensation and cash bonus (if any) as disclosed in the Summary Compensation Table.

(3) Earned stock awards means the value of all restricted stock units (time-based and performance-based) that vested during the applicable fiscal year (measured as of the date of vesting), regardless of the year in which such awards were granted.

(4) Earned option awards means the value (net of the exercise price) of all stock options exercised during the applicable fiscal year (measured as of the date of exercise), if any, regardless of the year in which such awards were granted or became vested.

Grant Date Value of Performance Awards

The following table sets forth the aggregate grant date fair value of the performance awards (PSUs) made to our officers during FYE 24, FYE 23, and FYE 22 (other than Mr. Highlander, who was appointed an officer only at the end of FYE 23 and therefore only his FYE 24 and FYE 23 performance grants are included below), assuming:

    (a) the target level of performance (probable outcome) is achieved (see the Target Shares column), or

    (b) the highest level of performance is achieved (see the Maximum Possible Shares column).

Name	Grant Date	Target Shares	Fair Value of Target Shares ($)	Maximum Possible Shares	Fair Value of Maximum Possible Shares ($)

Dan Bodner	4/20/2023	121,811	4,485,081	243,622	8,970,162
	4/25/2022	124,010	6,876,355	248,020	13,752,709
	4/20/2021	104,010	4,977,919	208,020	9,955,837

Elan Moriah	4/20/2023	31,500	1,159,830	63,000	2,319,660
	4/25/2022	33,000	1,829,850	66,000	3,659,700
	4/20/2021	25,000	1,196,500	50,000	2,393,000

Peter Fante	4/20/2023	21,000	773,220	42,000	1,546,440
	4/25/2022	20,000	1,109,000	40,000	2,218,000
	4/20/2021	17,500	837,550	35,000	1,675,100

Grant Highlander	4/20/2023	21,000	773,220	42,000	1,546,440
	4/25/2022	6,000	332,700	12,000	665,400

All Other Compensation Table for FYE 24

Name	Employer Retirement Contribution ($)	Car Allowance or Cost of Company Car ($)	Professional Advice Allowance ($)	Accrued Vacation Payout ($) (1)	Travel ($) (2)	Total ($)
Dan Bodner	2,000	20,914	20,000	75,962	13,621	132,497
Elan Moriah	2,000	15,317	—	962	14,755	33,034
Peter Fante	2,000	12,000	2,500	17,885	—	34,385
Grant Highlander	2,000	—	—	—	—	2,000
(1) During FYE 24, Messrs. Bodner, Moriah, and Fante elected to participate in a program available to all U.S. employees by which a portion of the employee's accrued vacation is monetized and the after-tax amount is donated to a children's charity as part of Verint's Next Generation program. The table above reflects the pre-tax amount that was included in the officer's compensation in connection with such donation.

(2) Officers who attend the Company’s annual sales recognition trip are entitled to reimbursement for certain personal expenses, including travels costs for their spouse or other guests, on the same basis as the sales employees who are invited to such event.

Grants of Plan-Based Awards for FYE 24

The following table sets forth information concerning equity and other plan-based grants to our officers during FYE 24.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Threshold ($) (1)	Target ($)	Maximum ($)	Threshold (#) (2)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)

Dan Bodner	RSU (4)	4/20/2023	—	—	—	—	—	—	81,207	2,990,042
	PSU (5)	4/20/2023	—	—	—	53,292	121,811	243,622	—	4,485,081
	Annual Bonus for FYE 24	N/A	326,400	816,000	1,632,000	—	—	—	—	—

Elan Moriah	RSU (4)	4/20/2023	—	—	—	—	—	—	31,500	1,159,830
	PSU (5)	4/20/2023	—	—	—	13,781	31,500	63,000	—	1,159,830
	Annual Bonus for FYE 24	N/A	160,000	400,000	800,000	—	—	—	—	—

Peter Fante	RSU (4)	4/20/2023	—	—	—	—	—	—	21,000	773,220
	PSU (5)	4/20/2023	—	—	—	9,188	21,000	42,000	—	773,220
	Annual Bonus for FYE 24	N/A	130,000	325,000	650,000	—	—	—	—	—

Grant Highlander	RSU (4)	4/20/2023	—	—	—	—	—	—	21,000	773,220
	PSU (5)	4/20/2023	—	—	—	9,188	21,000	42,000	—	773,220
	Annual Bonus for FYE 24	N/A	124,000	310,000	620,000	—	—	—	—	—
(1) The threshold column corresponds to the minimum bonus payable to the executive officer assuming that minimum financial performance goals are achieved. If minimum financial performance goals are not achieved, the bonus payable to the executive officer would be zero. As disclosed in the Summary Compensation Table above, the actual bonus payouts for FYE 24 were as follows: Mr. Bodner $644,834, Mr. Moriah $316,095, Mr. Fante $256,827, and Mr. Highlander $244,974.

(2) Represents the threshold number of shares that were available to be earned in the applicable performance period. If the minimum performance goals are not achieved in a performance period, no shares are earned for that period.

(3) Reflects the aggregate grant date fair value of equity awards approved for the officer in the applicable fiscal year computed in accordance with applicable accounting standards. The grant date fair value of PSUs is based on the target number of shares and calculated using the closing price of our common stock on the grant date. See the Grant Date Value of Performance Awards table above for the aggregate grant date fair value of these performance awards assuming the highest level of performance is achieved. For a further discussion of our accounting for equity compensation, see Note 14, “Stock-Based Compensation and Other Benefit Plans” to the consolidated financial statements included under Item 8 of our Annual Report on Form 10-K for the year ended January 31, 2024.

(4) The April 20, 2023 time-based RSUs vest 1/6 on December 15, 2023, 1/6 on June 15, 2024, 1/6 on December 15, 2024, 1/6 on June 15, 2025, 1/6 on December 15, 2025, and 1/6 on June 15, 2026.

(5) The April 20, 2023 PSUs are eligible to vest based on a 2-year performance period following the compensation committee’s determination of our achievement of specified SaaS revenue and percentage of software revenue that is recurring targets for the period from February 1, 2023 through January 31, 2025, but no earlier than April

8, 2025 with respect to 75% of the units. The remaining 25% of the units are eligible to vest based on a 3-year performance period following the compensation committee’s determination of our achievement of specified relative TSR targets for the period from February 1, 2023 through January 31, 2026, but no earlier than April 8, 2026. The performance goals were established at the time of the grant.

Further Information Regarding Summary Compensation Table for FYE 24 and Grants of Plan-Based Awards Table for FYE 24

As of the date of this proxy statement, each of our current officers is party to an employment agreement with us.

Each employment agreement provides for certain severance payments and benefits, including in connection with a change in control. See “—Executive Officer Severance Benefits and Change in Control Provisions” below for a discussion of these severance and change in control benefits, as well as a description of the restrictive covenants and clawback provisions contained in such agreements.

The employment agreements with our officers generally provide for an initial term of one or two years, followed by automatic one-year renewals (unless terminated by either party in accordance with the agreement and subject to required notice). Termination of the agreements by us constitutes good reason for resignation under the agreements with our officers other than Mr. Bodner, and constitutes a termination by us without cause under the agreement with Mr. Bodner.

Narrative to Summary Compensation Table for FYE 24

As discussed in the “Compensation Discussion and Analysis” above, each officer’s employment agreement provides for an annual base salary, target bonus, and certain perquisites. Although target bonuses are specified in each employment agreement, bonus payments are not guaranteed and are paid based on the achievement of performance goals. As of January 31, 2024, the target bonuses specified by the employment agreements were as follows: $600,000 for Mr. Bodner, $310,000 for Mr. Highlander, $167,500 for Mr. Fante, and $219,000 for Mr. Moriah. Historically, the target bonuses for each executive officer established by the compensation committee as part of its annual compensation review process has equaled or exceeded the target bonus specified in the executive officer’s employment agreement as well as the target bonus from the previous year.

Consistent with our compensation philosophy, and as discussed above, the compensation packages for our CEO and other officers are structured to provide pay opportunities that are competitive with market and which incentivize our officers to perform. A significant majority of the pay opportunity of each officer comes in the form of equity awards, 50% (or more) of which are performance-based. Even if all of such grants are earned at (or above) 100% in a given year, because the value of these awards depends on our stock price - which may be volatile - the officer’s pay opportunity at the time of grant (as reflected in the Summary Compensation Table) may be significantly higher (or lower) than the value at the time of vesting. Moreover, the value of the award at vesting (as reflected in the Option Exercises and Stock Vesting table) may not correspond to the officer’s “take-home” pay unless the shares are actually sold at the time of vesting. To the extent the officer chooses to hold such shares, including as a result of our stock ownership guidelines, the value of such awards continues to fluctuate with the market, in alignment with the investment interests of our stockholders. As a result, the actual value realized by the holders of these awards may significantly diverge from the originally disclosed grant value of such awards or from the disclosed value at vesting.

Narrative to All Other Compensation Table

We provide a limited number of perquisites to our officers, which vary from officer to officer depending on the terms of their employment agreements, local policy, and historical practice. The agreements with Messrs. Bodner, Moriah, and Fante entitle them to use of a company car or an annual car allowance and an annual allowance for legal, tax, or accounting advice. All executive officers receive the same health insurance and company-paid group life and disability insurance offered to all other U.S. employees. Officers are entitled to participate in a program available to all U.S. employees by which a portion of the employee's accrued vacation is monetized and the after-tax amount is donated to a children's charity as part of Verint's Next Generation program. Officers who attend the Company’s sales recognition trip are entitled to reimbursement for certain personal expenses, including travel costs for their spouse or other guests, on the same basis as the sales employees who are invited to such event. Officers receive the same partial match of their 401(k) contributions as all other U.S. employees, up to a maximum company contribution of $2,000 per year.

Outstanding Equity Awards at January 31, 2024

The following table sets forth information regarding various equity awards held by our officers as of January 31, 2024. The shares reflected in the table are as of January 31, 2024. The market value of all awards is based on the closing price of our common stock as of the last trading day in the year ended January 31, 2024 ($29.69 on January 31, 2024).

			Option Awards				Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (7)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Dan Bodner	4/20/2021	(1)	—	—	—	—	11,557	343,127	—	—
	4/25/2022	(2)	—	—	—	—	34,671	1,029,382	—	—
	4/25/2022	(3)	—	—	—	—	81,950	2,433,096	7,751	230,127
	4/20/2023	(4)	—	—	—	—	67,673	2,009,211	—	—
	4/20/2023	(5)	—	—	—	—	—	—	98,971	2,938,449

Elan Moriah	4/20/2021	(1)	—	—	—	—	4,167	123,718	—	—
	4/25/2022	(2)	—	—	—	—	13,500	400,815	—	—
	4/25/2022	(3)	—	—	—	—	21,808	647,480	2,063	61,250
	4/20/2023	(4)	—	—	—	—	26,250	779,363	—	—
	4/20/2023	(5)	—	—	—	—	—	—	25,969	771,020

Peter Fante	4/20/2021	(1)	—	—	—	—	2,917	86,606	—	—
	4/25/2022	(2)	—	—	—	—	10,001	296,930	—	—
	4/25/2022	(3)	—	—	—	—	13,217	392,413	1,250	37,113
	4/20/2023	(4)	—	—	—	—	17,500	519,575	—	—
	4/20/2023	(5)	—	—	—	—	—	—	17,063	506,600

Grant Highlander	4/20/2021	(1)	—	—	—	—	2,167	64,338	—	—
	4/25/2022	(2)	—	—	—	—	7,001	207,860	—	—
	4/25/2022	(3)	—	—	—	—	3,965	117,721	375	11,134
	12/20/2022	(6)	—	—	—	—	18,334	544,336	—	—
	4/20/2023	(4)	—	—	—	—	17,500	519,575	—	—
	4/20/2023	(5)	—	—	—	—	—	—	17,063	506,600
(1) The April 20, 2021 time-based RSUs vest 1/6 on December 10, 2021, 1/6 on June 10, 2022, 1/6 on December 10, 2022, 1/6 on June 10, 2023, 1/6 on December 10, 2023, and 1/6 on June 10, 2024.

(2) The April 25, 2022 time-based RSUs vest 1/6 on September 12, 2022, 1/6 on April 12, 2023, 1/6 on September 12, 2023, 1/6 on April 12, 2024, 1/6 on September 12, 2024, and 1/6 on April 12, 2025.

(3) The April 25, 2022 PSUs vest 50% based on cloud revenue, 25% based on percentage of software revenue that is recurring, and 25% based on relative TSR targets. Cloud revenue and percentage of software revenue that is recurring units vest based on a two-year performance period following the compensation committee’s determination of our achievement of specified cloud revenue and percentage of software revenue that is recurring targets for the period from February 1, 2022 through January 31, 2024, but no earlier than April 12, 2024. The relative TSR units vest based on a three-year performance period following the compensation committee’s determination of our achievement of a specified relative TSR target for the period from February 1, 2022 through January 31, 2025, but no earlier than April 12, 2025. The table shows the unvested tranches of the award for the cloud revenue and percentage of software revenue that is recurring goals at the target amount, and the unvested tranche of the award for the relative TSR goal at the threshold amount, as of January 31, 2024.

(4) The April 20, 2023 time-based RSUs vest 1/6 on December 15, 2023, 1/6 on June 15, 2024, 1/6 on December 15, 2024, 1/6 on June 15, 2025, 1/6 on December 15, 2025, and 1/6 on June 15, 2026.

(5) The April 20, 2023 PSUs vest 50% based on SaaS revenue, 25% based on percentage of software revenue that is recurring, and 25% based on relative TSR targets. SaaS revenue and percentage of software revenue that is recurring units vest based on a two-year performance period following the compensation committee’s determination of our achievement of specified SaaS revenue and percentage of software revenue that is recurring targets for the period from February 1, 2023 through January 31, 2025, but no earlier than April 8, 2025. The relative TSR units vest based on a three-year performance period following the compensation committee’s determination of our achievement of a specified relative TSR target for the period from February 1, 2023 through January 31, 2026, but no earlier than April 8, 2026. The table shows the unvested tranches of the award for the SaaS revenue and percentage of software revenue that is recurring goals at the target amount, and the unvested tranche of the award for the relative TSR goal at the threshold amount, as of January 31, 2024.

(6) Mr. Highlander received a one-time award of 27,500 shares in connection with his promotion to CFO in December 2022, vesting in equal parts on December 20, 2023, December 20, 2024, and December 20, 2025.

(7) Includes (i) time-based awards and (ii) performance-based awards for which the performance goals had been satisfied based on the conclusion of FYE 24 but which had not actually vested as of such date.

(8) Includes performance-based awards for which the performance goals had not yet been satisfied based on the conclusion of FYE 24.

Option Exercises and Stock Vested During FYE 24

The following table sets forth information regarding option exercises and stock award vestings for our officers during FYE 24. The value realized on exercise of stock options is calculated by multiplying the number of options being exercised by the spread between the exercise price and the market price of our common stock at the time of exercise. The value of stock awards realized on vesting is calculated by multiplying the number of shares vesting by the closing price of our common stock on the vesting date. See “—Outstanding Equity Awards at January 31, 2024” above for the vesting schedule of outstanding awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dan Bodner	—	—	177,835	6,219,164
Elan Moriah	—	—	51,425	1,765,850
Peter Fante	—	—	35,255	1,208,221
Grant Highlander	—	—	29,337	925,928
As discussed above, a significant majority of the pay opportunity of each officer comes in the form of equity awards, 50% (or more) of which are generally performance-based. Even if all of such grants are earned at (or above) 100% in a given year, because the value of these awards depends on our stock price - which may be volatile - the officer’s pay opportunity at the time of grant (as reflected in the Summary Compensation Table) may be significantly higher (or lower) than the value at the time of vesting. Moreover, the value of the award at vesting (as reflected in the table above) may not correspond to the officer’s “take-home” pay unless the shares are actually sold at the time of vesting. To the extent the officer chooses to hold such shares, including as a result of our stock ownership guidelines, the value of such awards continues to fluctuate with the market (and in alignment with the investment interests of our stockholders), which in turn may significantly diverge from the value at the time of vesting.

Executive Officer Severance Benefits and Change in Control Provisions

As of the date of this proxy statement, each of our current officers is party to an employment agreement with us. The material terms of the officer employment agreements are summarized below. This is not a complete summary of the officer employment agreements.

Provisions of Executive Officer Agreements

Each of the employment agreements with our officers provides for an annual base salary and a performance-based bonus target.

Severance or Advance Notice Not in Connection with a Change in Control

In the event of an involuntary termination of employment (termination without cause or a resignation for good reason) not in connection with a change in control, the executive officers are, subject to their execution of a release and continued compliance with the restrictive covenants described below, entitled to specified amounts of severance and/or minimum amounts of advance notice.

Our executive officers, other than Mr. Bodner, are entitled to severance consisting of a lump sum payment equal to 12 months of base salary and reimbursement for 12 months of health insurance premiums.

Mr. Bodner is entitled to a 60-day advance notice period (during which all of his regular compensation and benefits would be payable) and severance consisting of a lump sum payment equal to 18 months of base salary, reimbursement of health insurance premiums, a continuation of his professional advice allowance, and access to his company-leased vehicle.

In the event of an involuntary termination, each executive officer, other than Mr. Bodner, is also entitled to a pro-rated portion of his annual bonus for such year plus an amount equal to 100% of his average annual bonus measured over the last three years. Mr. Bodner’s agreement provides for a pro-rated portion of his annual bonus for such year plus an amount equal to 150% of his target bonus.

In the event of a termination of the executive officer’s employment as a result of disability (as defined in the applicable employment agreement), the executive officer would be entitled to receive (i) a lump sum cash payment equal to the greater of (x) six months or (y) the number of full and partial months from the date of termination of employment and until the date on which the executive officer would be eligible to receive benefits under the Company’s long-term disability plan applicable to him (but in no event more than 12 months), and (ii) a pro-rated portion of the executive officer’s annual bonus for the year of termination.

Severance in Connection with a Change in Control

In the event of an involuntary termination of employment in connection with a change in control, in lieu of the salary severance and bonus severance described above, each of the executive officers is entitled to enhanced cash severance equal to the sum of 1.5 times his base salary and target bonus, plus a pro-rated target bonus for the year of termination, or in the case of Mr. Bodner, 2.5 times the sum of his base salary and target bonus, plus a pro-rated target bonus for the year of termination. Other payments or benefits triggered by a termination event, such as advance notice or reimbursement of health insurance premiums, would continue to apply on the same basis as described in the preceding section.

Equity

Other than in the case of Mr. Bodner, the agreements do not provide for equity acceleration in the case of an involuntary termination not in connection with a change in control. In the event of an involuntary termination of employment in connection with a change in control, each of the employment agreements provides for acceleration of all unvested equity awards. Each of the agreements also provides that all of the executive officer’s outstanding equity awards will become fully vested if not assumed in connection with a change in control.

Other Provisions

Each of the employment agreements provides for customary restrictive covenants, with a restricted period ranging from 12 to 24 months, including a non-compete, a non-solicitation of customers and employees, and an indefinite non-disclosure provision. Each agreement also contains a clawback provision which allows us to recoup from the officer, or cancel, a portion of the officer’s incentive compensation (including bonuses and equity awards) for a particular year if we are required to restate our financial statements for that year due to material noncompliance with any financial reporting requirement under the U.S. securities laws as a result of the officer’s misconduct. The clawback applies from and after the year in which the employment agreement was first signed to performance-based awards made during the term of the agreement which were paid based on the results required to be restated. The amount to be recovered or forfeited is the amount by which the incentive compensation in the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated. Our 2023 Long-Term Stock Incentive Plan also allows for the cancellation or forfeiture of an award, or the repayment of any gain related to an award, if an officer engages in activity detrimental to our company. Our legacy employment agreements with Messrs. Bodner, Moriah, and Fante also provide for a gross-up for any excise taxes such officer may become subject to in connection with a change in control. The new employment agreement we entered into in December 2022 with Mr. Highlander does not contain such a gross-up, consistent with our policy not to enter into any new agreements providing for a 280G excise tax gross-up. The terms “cause”, “good reason”, and “change in control” are defined in the forms of employment agreements.

Potential Payments Upon Termination or Change in Control (CIC)

The table below outlines the potential payments and benefits that would have become payable by us to our officers in the event of certain triggering events, assuming that the relevant event occurred on January 31, 2024. In reviewing the table, please note the following:

•The table does not include amounts that would be payable by third parties where we have no continuing liability at the time of the triggering event, such as amounts payable under private insurance policies, government insurance such as social security, or 401(k) or similar defined contribution retirement plans.

•Except as noted in the next bullet, the table does not include payments or benefits that are available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors, such as short-term disability payments or payment for accrued but unused vacation.

•The table includes all severance or notice payments for which we are financially responsible at the time of the triggering event, even if such payments are available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors.

•The value of equity awards in the table below is based on the quantity of shares at January 31, 2024 and the closing price of our common stock on the last trading day in the year ended January 31, 2024 ($29.69 on January 31, 2024).

•The table assumes that in connection with a change in control in which the executive officer is not terminated, all of such executive officer’s unvested equity is assumed (and is therefore not accelerated).

•The table assumes that in the event an executive officer becomes disabled, he becomes eligible for benefits under our long-term disability insurance within six months of the occurrence of such disability.

•Except with respect to tax gross-up amounts to which the executive officers may be entitled, all amounts are calculated on a pre-tax basis.

	Salary Continuation Value ($)	Pro Rata Bonus ($) (1)	Additional Bonus ($) (2)	Accelerated Equity Awards ($) (3)	Health Benefits (present insurance coverage value) ($) (4)	Other Benefits ($) (5)	280G Excise Tax Gross up ($) (6)	Total ($)

Dan Bodner
Death	—	644,834	—	—	93,350	61,371	—	799,555
Disability	395,000	644,834	—	—	31,117	61,371	—	1,132,322
Resignation for Good Reason/Involuntary Termination without Cause	1,185,000	644,834	1,224,000	11,606,563	93,350	61,371	—	14,815,118
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	1,975,000	816,000	2,040,000	11,606,563	93,350	61,371	—	16,592,284

Elan Moriah
Death	—	316,095	—	—	49,191	—	—	365,286
Disability	250,000	316,095	—	—	24,596	—	—	590,691
Resignation for Good Reason/Involuntary Termination without Cause	500,000	316,095	353,956	—	49,191	—	—	1,219,242
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	750,000	400,000	600,000	3,441,576	49,191	—	—	5,240,767

Peter Fante
Death	—	256,827	—	—	19,762	—	—	276,589
Disability	232,500	256,827	—	—	9,881	—	—	499,208
Resignation for Good Reason/Involuntary Termination without Cause	465,000	256,827	285,903	—	19,762	—	—	1,027,492
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	697,500	325,000	487,500	2,276,273	19,762	—	—	3,806,035

Grant Highlander
Death	—	244,974	—	—	62,233	—	—	307,207
Disability	200,000	244,974	—	—	31,117	—	—	476,091
Resignation for Good Reason/Involuntary Termination without Cause	400,000	244,974	199,991	—	62,233	—	—	907,198
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	600,000	310,000	465,000	2,173,367	62,233	—	—	3,610,600
(1) For each officer, in the case of death, disability or resignation for good cause/involuntary termination without cause, the pro-rata bonus reflects the actual bonus awarded for FYE 24 (notwithstanding that the formal determination of bonuses did not occur until after the end of the year).
For each officer, for a CIC termination, the pro-rata bonus reflects the officer’s target bonus for FYE 24.

(2) For each officer other than Mr. Bodner, in the case of a non-CIC termination, the additional bonus reflects 100% of the average annual bonus awarded for the three-year period ended January 31, 2024 (notwithstanding that the formal determination of bonuses for FYE 24 did not occur until after the end of the year). For Mr. Bodner, in the case of a non-CIC termination, the additional bonus reflects 150% of his target bonus for FYE 24.

For each officer other than Mr. Bodner, for a CIC termination, the additional bonus reflects 150% of the officer’s target bonus for FYE 24. For Mr. Bodner, for a CIC termination, the additional bonus reflects 250% of the target bonus for FYE 24.

(3) For equity awards other than stock options, value is calculated as the closing price of our common stock on the last trading day in the year ended January 31, 2024 ($29.69 on January 31, 2024) times the number of shares accelerating. Shares accelerating includes the target number of PSUs for the January 31, 2024 performance period (not the number of shares calculated to be earned based on the completion of the performance period as of January 31, 2024, as in the Outstanding Equity Awards table) as well as for performance periods that had not yet been completed as of January 31, 2024. The officers did not hold any unvested stock options as of January 31, 2024.

(4) Amounts shown represent the actual cost of the contractually agreed number of months of COBRA payments, including applicable income taxes.

(5) Amounts shown represent the cost of the continuation of other benefits, which includes professional advice allowance and car allowance.

(6) Based on the applicable calculation under Section 280G of the Internal Revenue Code and the regulations thereunder, no 280G excise tax gross up would have been payable.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our Chief Executive Officer, Mr. Bodner, to the annual total compensation of the median compensated employee of the Company and its consolidated subsidiaries, excluding Mr. Bodner (the “median employee”).

For the year ended January 31, 2024, our last completed fiscal year:

•The annual total compensation of our median employee was $90,911.

•Mr. Bodner’s annual total compensation, as reported in the Summary Compensation Table above, was $9,042,454.

•Based on this information, the ratio of the annual total compensation of Mr. Bodner to the median annual total compensation of all other employees of the Company and its consolidated subsidiaries was estimated to be 99 to 1.

For purposes of identifying our median employee, we used our worldwide employee population (excluding contractors) as of November 1, 2023 (the “Determination Date”), which consisted of 4,094 total employees, of which 1,619 were located in the United States and 2,475 were located outside of the United States. As permitted by applicable SEC rules, we then excluded from the compensation measurement under the “de minimis” exemption the compensation of 127 individuals (all in Indonesia) as of the Determination Date. For the remaining 3,967 individuals, we used the sum of total base pay and target bonus, in each case, as of the Determination Date, plus the grant date fair value of equity awards, if any, granted from February 1, 2023 to November 1, 2023, as our compensation measure that we consistently applied to all employees. We annualized the compensation of all permanent full-time and part-time employees who were hired by the Company and its consolidated subsidiaries between February 1, 2023 and the Determination Date and we applied an exchange rate as of October 31, 2023, to convert all international currencies into U.S. dollars.

We determined the annual total compensation of our median employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. We converted all such compensation denominated in international currencies into U.S. dollars based on an average exchange rate from February 1, 2023 through January 31, 2024.

The foregoing pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules for identifying the median employee and calculating the pay ratio based on our payroll and employment records and the methodology described above. These rules permit companies to employ a wide range of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio reported above, as other companies may have utilized different permitted methodologies, exclusions, estimates and or assumptions, and may have significantly different work force structure from ours.

Pay Versus Performance

The following table shows the total compensation for our NEOs for the past four fiscal years as set forth in the Summary Compensation Table (“SCT”), the “compensation actually paid” (or “CAP”) to our principal executive officer (“PEO”), and on an average basis, to our other NEOs (in each case, as determined under SEC rules), our Total Shareholder Return (“TSR”), the TSR of the S&P Composite 1500 Information Technology Index (our peer group for this purpose), our GAAP net income (loss), and our Company Selected Metric results (non-GAAP SaaS revenue) against a defined group of peers.

Year ended January 31, (a)	Summary compensation on table total for PEO ($) (b) (1)	Compensation actually paid to PEO ($) (c) (2)	Average summary compensation on table total for non-PEO NEOs ($) (d) (3)	Average compensation actually paid to non-PEO NEOs ($) (e) (2)	Value of initial fixed $100 investment based on:		Net income (loss) (in millions) ($) (h)	Non-GAAP SaaS revenue (in millions) ($) (i) (5)
					Total share-holder return ($) (f) (4)	Peer group total share-holder return ($) (g) (4)
2024	9,042,454	4,219,689	2,554,584	1,436,951	88.60	216.65	39.63	516
2023	12,242,494	2,627,722	3,110,664	1,421,607	113.31	145.83	15.66	447
2022	9,975,399	11,567,570	2,757,754	2,985,846	153.19	172.00	15.65	328
2021	9,233,276	13,004,014	2,795,566	3,910,864	127.29	137.22	(0.11)	227
(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Bodner (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.”

(2) The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. “Compensation actually paid” may not necessarily represent total cash and/or equity value transferred to the applicable NEO, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan, so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award. Consistent with the presentation in the Summary Compensation Table, these dollar amounts also exclude the value of any shares issued to the officers under the stock bonus program in respect of the fiscal year in which the cash bonus was earned (such shares are effectively purchased by the executive officers at fair market value (or a higher price) using bonus dollars), but include any shares granted as a result of the discount feature of the stock bonus program.

The following table details these adjustments:

Year ended January 31,	Executives	SCT (A) ($)	Aggregate fair value of stock awards from SCT (B) ($)	Year-end value of awards granted during the year (i) ($)	Year over year change in fair value at fiscal year-end of unvested awards granted in prior fiscal years (ii) ($)	Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year (iii) ($)	Value of vested awards granted during fiscal year (iv) ($)	Total equity CAP (C)=(i)+(ii)+(iii)+(iv) ($)	CAP (D)=(A)-(B)+(C) ($)
2024	PEO	9,042,454	7,475,123	5,330,280	(2,898,534)	(150,761)	371,373	2,652,358	4,219,689
	Others	2,554,584	1,804,180	1,228,795	(552,118)	(93,789)	103,659	686,547	1,436,951
2023	PEO	12,242,494	10,721,258	6,782,528	(4,625,577)	(1,536,899)	486,434	1,106,486	2,627,722
	Others	3,110,664	2,391,581	1,590,408	(739,516)	(286,034)	137,666	702,524	1,421,607
2022	PEO	9,975,399	8,296,531	24,408,060	—	(27,446,031)	12,926,673	9,888,702	11,567,570
	Others	2,757,754	1,914,400	5,223,460	—	(6,314,505)	3,233,537	2,142,492	2,985,846
2021	PEO	9,233,276	7,720,410	13,244,436	1,086,399	(2,839,687)	—	11,491,148	13,004,014
	Others	2,795,566	2,034,120	3,418,947	293,397	(562,926)	—	3,149,418	3,910,864
(A) The dollar amounts reported in the Summary Compensation Table for the applicable year (on an average basis for the non-PEO NEOs (the “Others”)).

(B) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year (on an average basis for the Others). As noted in the final column (CAP), the amounts in column B are subtracted from the amounts in column A (SCT) in the calculation.

(C) The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following (on an average basis for the Others):

(i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(iii) for awards that vest in applicable year, the change in the fair value as of the vesting date from the end of the prior fiscal year; and

(iv) for awards that are granted and also vest in the applicable year, the fair value as of the vesting date.

The valuation assumptions and processes used to recalculate fair values used a consistent process and did not materially differ from those disclosed at the time of the applicable grant. The figures for the year ended January 31, 2022, notably columns (i) and (iii), reflect the cancellation and reissue of certain outstanding awards for administrative reasons in connection with the closing of the Cognyte spin-off on February 1, 2021.

(D) “Compensation actually paid” may not necessarily represent total cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

(3) The dollar amounts reported in column (d) are the average amounts of total compensation reported for the other NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.” For each of years ended January 31, 2024, 2023, 2022, and 2021 the other NEOs were:

Year ended January 31,	Executives
2024	Elan Moriah, Peter Fante, Grant Highlander
2023	Elan Moriah, Peter Fante, Douglas Robinson, Grant Highlander
2022	Elan Moriah, Peter Fante, Douglas Robinson
2021	Elan Moriah, Peter Fante, Douglas Robinson
(4) TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P Composite 1500 Information Technology Index.

(5) Our company-selected measure is non-GAAP SaaS revenue. See Appendix A to this proxy statement for additional discussion of this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure.

Relationship Between Compensation Actually Paid and Performance Measures

The charts below show, for the past four years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and non-CEO NEO “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income (loss); and (iii) non-GAAP SaaS revenue.

Compensation Actually Paid Against Total Shareholder Return
Compensation Actually Paid ($M)
Value of $100 Investment
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$—
$240.00
$210.00
$180.00
$150.00
$120.00
$90.00
$13.00
$3.91
$137.22
$127.29
$11.57
$2.99
$172.00
$153.19
$2.63
$1.42
$145.83
$113.31
$4.22
$1.44
$216.65
$88.60
01/31/21
01/31/22
01/31/23
01/31/24
PEO CAP
NEO CAP
TSR of Verint
TSR of Peer Index

Compensation Actually Paid Against Net Income (Loss)
Compensation Actually Paid ($M)
Net Income (Loss) ($M)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$—
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$—
$13.00
$3.91
$(0.11)
$11.57
$15.65
$2.99
$15.66
$2.63
$1.42
$39.63
$4.22
$1.44
01/31/21
01/31/22
01/31/23
1/31/24
PEO CAP
NEO CAP
Net Income (Loss)

Compensation Actually Paid Against Company Selected Measure
(SaaS Revenue)
Compensation Actually Paid ($M)
Non-GAAP SaaS Revenue ($M)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$—
$600
$500
$400
$300
$200
$100
$—
$13.00
$3.91
$227
$11.57
$2.99
$328
$2.63
$1.42
$447
$4.22
$1.44
$516
01/31/21
01/31/22
1/31/23
1/31/24
PEO CAP
NEO CAP
SaaS Revenue

2024 Performance Measures

The Committee believes in using a mix of performance measures in our STI and LTI plans to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important used by the Company to link CAP for the NEOs for FYE 2024 to Company performance are listed in the following table, each of which is described in more detail in the CD&A above:

Most Important Performance Measures:
SaaS Revenue
% of Software Revenue Recurring
Relative TSR
Revenue
EBIT
New SaaS ACV
The Committee reviews these metrics each year as part of its annual compensation review process. The performance measures listed above are those that the Committee considered most important in establishing STI and LTI compensation plans in FYE 24. As discussed in the Compensation Discussion and Analysis, for new LTI awards made in FYE 24, the Committee determined to replace cloud revenue (which was used in LTI grants made in FYE 23) with SaaS revenue to emphasize growth in SaaS bookings and SaaS revenue in connection with the completion of our SaaS transition. Awards vesting based on the completion of FYE 24 were granted in FYE 23 (or earlier) and were based on performance measures established by the Committee in such earlier periods (which were considered the most important at such time).

For information about the metrics selected for FYE 2025 compensation, see “—Compensation Discussion and Analysis—Recent Developments in Executive Compensation Practices.”

DIRECTOR COMPENSATION
The Board is responsible for establishing director compensation arrangements based on recommendations from the compensation committee.

Our practice is not to separately compensate any non-independent directors that sit on our Board. Mr. Bodner was the only non-independent director on our Board during FYE 24 and he was not compensated for his service on the Board, either as a member of the Board or as the Chairman of the Board. Mr. Wright is also not compensated for his service on the Board as a result of his designation by Apax Partners.

Our compensation package for independent directors is designed to provide competitive compensation necessary to attract and retain high quality independent directors. The compensation committee annually reviews our independent director compensation arrangements based on market studies or trends and from time to time engages its independent compensation consultant to prepare a customized peer group analysis to help ensure that director compensation is in line with the market and not excessive.

The compensation committee did not recommend any changes to our independent director compensation arrangements for FYE 24. Apart from the introduction of a lead independent director fee in connection with the establishment of the lead independent director role in 2017, our director compensation package has not changed since 2014.

The following summarizes the compensation package for our independent directors for FYE 24:

•An annual equity grant with a value of $200,000, subject to one-year vesting;

•$50,000 annual cash retainer;

•No per-meeting fees; and

•Annual Board and committee chairperson and membership fees as set forth below:

	Committee Membership Fee	Chairperson or Lead Independent Director Fee (paid in lieu of membership fee for committee chairpersons)
Board of Directors	N/A	$35,000 (for lead independent director)
Audit Committee	$15,000	$27,000
Compensation Committee	$10,000	$20,000
Corporate Governance & Nominating Committee	$6,000	$12,500

Director Compensation for FYE 24

The following table summarizes the cash and equity compensation earned by each member of the Board for service as a director during FYE 24.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
	(1)	(2),(3)
Dan Bodner	—	—	—	—
Linda Crawford	56,000	194,189	—	250,189
John Egan	107,500	194,189	—	301,689
Reid French	75,000	194,189	—	269,189
Stephen Gold	65,000	194,189	—	259,189
William Kurtz	83,000	194,189	—	277,189
Andrew Miller	65,000	194,189	—	259,189
Richard Nottenburg	70,000	194,189	—	264,189
Kristen Robinson	62,543	194,189	—	256,732
Yvette Smith	43,425	153,724	—	197,149
Jason Wright	—	—	—	—
(1) Represents amount earned for service as a director during FYE 24 regardless of the year of payment.

(2) Reflects the aggregate grant date fair value computed in accordance with applicable accounting standards.

(3) On April 20, 2023, each of Messrs. Egan, French, Gold, Kurtz, Miller, and Nottenburg, and Mses. Crawford and Robinson, received an award of 5,274 RSUs in respect of service on the Board for FYE 24, with a vesting date of April 10, 2024. Ms. Smith joined the Board on April 19, 2023 and received an award of 4,175 RSUs in respect of a pro-rated year of service on the Board for FYE 24, with a vesting date of April 10, 2024. The grant date fair value of these awards is based on the $36.82 closing price of our common stock on April 20, 2023.

The following table summarizes the aggregate number of unvested stock options and unvested restricted stock units held by each member of our Board (granted for service as a director) as of January 31, 2024.

Name	Unvested Options	Unvested Stock Awards
Dan Bodner	—	—
Linda Crawford	—	5,274
John Egan	—	5,274
Reid French	—	5,274
Stephen Gold	—	5,274
William Kurtz	—	5,274
Andrew Miller	—	5,274
Richard Nottenburg	—	5,274
Kristen Robinson	—	5,274
Yvette Smith	—	4,175
Jason Wright	—	—

Other Director Compensation Information

All directors are eligible to be reimbursed for their out-of-pocket expenses in attending meetings of the Board or of committees of the Board.

Our Board has adopted stock ownership guidelines for our executive officers and non-employee directors who are compensated by us for their service. Non-employee directors are required to hold equity equal to five times their annual cash retainer. Our directors are also subject to our insider trading policy and an additional policy prohibiting hedging and pledging transactions. See “—Compensation Discussion and Analysis—Stock Ownership Guidelines and Other Policies.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer has served on the Board or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or compensation committee. None of the members of the compensation committee is or has ever been a Verint officer or employee. During FYE 24, no member of the compensation committee had any direct or indirect material interest in a transaction or business relationship with us that would require disclosure under the rules of the SEC relating to disclosure of related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of April 30, 2024 (the “Reference Date”) by:

•each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own 5% or more of our common stock or Preferred Stock as of the Reference Date;

•each member of our Board (including any director nominees) and each of our NEOs; and

•all members of our Board (including any director nominees) and our executive officers as a group.

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security.

•A person is deemed to be the beneficial owner of securities that he or she has the right to acquire within 60 days from the Reference Date through the exercise of any option, warrant, or right.

•Shares of our common stock subject to options, warrants, or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

•The amounts and percentages are based upon 61,914,186 shares of common stock outstanding as of the Reference Date and, except in respect of the beneficial ownership of Valor Buyer LP, exclude shares of common stock issuable to Valor Buyer LP upon conversion of shares of our Preferred Stock. See footnote 2 for more information.

•The foregoing outstanding share number includes employee equity awards that have been settled but excludes awards that are vested but not yet delivered (if any).

•The table below, however, includes awards that have vested or will vest within 60 days of the Reference Date even if the underlying shares have not yet been delivered.

Name of Beneficial Owner	Class Owned	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Total Shares of Common Stock Beneficially Owned

Principal Stockholders:

Valor Buyer LP, c/o Apax Partners US, LLC	Series A and Series B Preferred Stock	9,706,983	(2)	13.6%
601 Lexington Ave, 53rd Floor
New York, NY 10022

The Vanguard Group, Inc.	Common	7,182,580	(3)	11.6%
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock, Inc.	Common	5,843,945	(4)	9.4%
50 Hudson Yards
New York, NY 10001

Victory Capital Management Inc	Common	3,886,022	(5)	6.3%
4900 Tiedeman Rd. 4th Floor
Brooklyn, OH 44144

Senvest Management, LLC	Common	3,705,217	(6)	6.0%
540 Madison Avenue, 32nd Floor
New York, NY 10022

RGM Capital, LLC	Common	3,167,336	(7)	5.1%
9010 Strada Stell Court, Suite 105
Naples, FL 34109

Directors and Executive Officers:
Dan Bodner	Common	785,952		1.3%
Elan Moriah	Common	61,880		*
Peter Fante	Common	29,842		*
Grant Highlander	Common	45,440		*
Linda Crawford	Common	11,694		*
John Egan	Common	41,681		*
Reid French	Common	16,394		*
Stephen Gold	Common	24,358		*
William Kurtz	Common	15,444		*
Andrew Miller	Common	20,036		*
Richard Nottenburg	Common	—		*
Kristen Robinson	Common	8,880		*
Yvette Smith	Common	4,175		*
Jason Wright	Common	—		*

All executive officers and directors as a group (fourteen (14) persons)		1,065,776		1.7%
* Less than 1%.

(1)	Unless otherwise indicated and except pursuant to applicable community property laws, to our knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all shares listed as owned by such person or entity.

(2)
As of the Reference Date, Valor Buyer LP owned 200,000 shares of our Series A Preferred Stock and 200,000 shares of our Series B Preferred stock, representing 100% of the outstanding shares of each such series. See “Certain Relationships and Related Party Transactions” for details on the rights of the Preferred Stock. These shares were collectively convertible into 9,641,903 shares of common stock (or 13.5% of our common stock) as of the Reference Date, or 9,706,983 shares of common stock (or 13.6% of our common stock) inclusive of shares of common stock issuable on account of accumulated and unpaid dividends if the Preferred Stock were converted 60 days after the Reference Date.

(3)
As reported in the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), Vanguard has shared voting power over 117,165 shares of Verint common stock, sole dispositive power over 6,990,456 shares of Verint common stock, shared dispositive power over 192,124 shares of Verint common stock, and no sole voting power over Verint common stock.

(4)
As reported in the Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power over 5,677,125 shares of Verint common stock, sole dispositive power over 5,843,945 shares of Verint common stock, and no shared voting power or shared dispositive power over Verint common stock.

(5)
As reported in the Schedule 13G/A filed with the SEC on February 6, 2024 by Victory Capital Management Inc. (“Victory”), Victory has sole voting power over 3,870,302 shares of Verint common stock, sole dispositive power over 3,886,022 shares of Verint common stock, and no shared voting power or shared dispositive power over Verint common stock.

(6)
As reported in the Schedule 13G/A filed with the SEC on February 9, 2024 by Senvest Management, LLC (“Senvest”), Senvest has shared voting power and shared dispositive power over 3,705,217 shares of Verint common stock, which shares are held in the account of Senvest Master Fund, LP and Senvest Technology Partners Master Fund, LP., and no sole voting power or sole dispositive power over Verint common stock.

(7)
As reported in the Schedule 13G filed with the SEC on February 14, 2024 by RGM Capital, LLC (“RGM”), RGM has shared voting power, shared dispositive power over 3,167,336 shares of Verint common stock, and no sole voting power or sole dispositive power over Verint common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Under our audit committee charter, all related-party transactions (as described in Item 404 of Regulation S-K and relevant SEC and stock exchange rules) other than director and officer compensation arrangements approved by the full Board or the compensation committee must be approved in advance by our audit committee. In addition to the requirements of our audit committee charter, we have a written policy regarding the approval of related-party transactions. Such policy provides that any related-party transaction, which includes any financial transaction, arrangement, or relationship between us and a related party, or any series of similar transactions, arrangements, or relationships between us and a related party, where the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year and the related party has or will have a direct or indirect material interest, must be described in writing and submitted to our Chief Compliance Officer prior to the transaction. Such proposed related-party transactions must be reviewed by our Chief Compliance Officer and/or Chief Financial Officer and must be submitted to our audit committee for its review and approval. Our Chief Compliance Officer, Chief Financial Officer, and audit committee will consider several factors in their review, including the fairness of the terms of the transaction, the role of the related party in the transaction, and whether the transaction could have an effect on the status of any director or director nominees as an independent director under applicable rules. The audit committee reviewed and approved the Comverse Technology agreements and transactions referred to in this section due to Comverse’s status as a related party at the time of the entrance into those agreements and transactions. The full Board reviewed and approved the other agreements and transactions referred to in this section.

The following summarizes arrangements that were in effect during FYE 24.

Apax Investment

On December 4, 2019, we entered into an Investment Agreement (the “Investment Agreement”) with Valor Parent LP (“Valor Parent”), an affiliate of Apax Partners L.P., whereby, subject to certain closing conditions, Valor Parent agreed to purchase in a private placement an aggregate of up to $400 million of new preferred stock.

On May 7, 2020, Valor Parent purchased a total of 200,000 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) at a purchase price of $1,000 per share. Following the issuance of the Series A Preferred Stock, the Investment Agreement and the Series A Preferred Stock was assigned by Valor Parent to Valor Buyer LP (the “Investor”), an affiliate of Valor Parent.

On April 6, 2021, the Investor purchased a total of 200,000 shares of our Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”) at a purchase price of $1,000 per share.

Each of the rights, preferences and privileges of the Series A Preferred Stock and Series B Preferred Stock are set forth in separate certificates of designation, which have been filed with the Secretary of State of the State of Delaware on the applicable issuance date.

The Preferred Stock ranks senior to the shares of our common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of our affairs. The Preferred Stock has a liquidation preference equal to the greater of (i) $1,000 per share (the “Liquidation Value”), plus any accrued and unpaid dividends to, but excluding, the liquidation date, and (ii) the amount that would be received if the shares are converted at the then applicable conversion price at the time of such liquidation. Holders of Preferred Stock are entitled to a cumulative dividend at a rate of 5.20% per annum until May 7, 2024 and thereafter at a rate of 4.00% per annum, subject in each case to adjustment under certain circumstances. Dividends on the Preferred Stock are cumulative and payable semi-annually in arrears in cash, as set forth in the applicable certificate of designation. All dividends that are not paid in cash will remain accumulated dividends with respect to each share of Preferred Stock. The applicable dividend rate is subject to increase (i) to 6.00% per annum in the event the number of shares of common stock into which the Preferred Stock could be converted exceeds 19.9% of the voting power of outstanding common stock on December 4, 2019 (unless we obtain stockholder approval of the issuance of common stock upon conversion of the Preferred Stock) and (ii) by 1.00% each year, up to a maximum dividend rate of 10.00% per annum, in the event we fail to satisfy our obligations to redeem the Preferred Stock in specified circumstances.

The Series A Preferred Stock did not participate in the February 1, 2021 spin-off of our former Cyber Intelligence Solutions business, and instead, the conversion price of the Series A Preferred Stock was adjusted based on the ratio of the trading prices of the two companies over a short period following the spin-off, subject to a collar. As a result of this adjustment, the Series A Preferred Stock is convertible into common stock at the election of the holder at any time at a conversion price currently equal to $36.38. The Series B Preferred Stock is convertible into common stock at the election of the holder at any time at a conversion price currently equal to $50.25. Beginning May 7, 2023, in the case of the Series A Preferred Stock, and April 6, 2024, in the case of the Series B Preferred Stock, we have the option to require that all (but not less than all) of the then-outstanding shares of Preferred Stock of the series convert into common stock if the volume-weighted average price per share of the common stock for at least 30 trading days in any 45 consecutive trading day period (including the last five consecutive trading days in such period) exceeds 175% of the then-applicable conversion price of such series (a “Mandatory Conversion”). As of January 31, 2024, the volume-weighted average price per share of common stock has not exceeded 175% of the $36.38 conversion price of the Series A Preferred Stock.

We may redeem any or all of the Preferred Stock of a series for cash at any time after May 7, 2026, in the case of the Series A Preferred Stock, and April 6, 2027, in the case of the Series B Preferred Stock, at a redemption price equal to 100% of the Liquidation Value of the shares of such series, plus any accrued and unpaid dividends to, but excluding, the redemption date, plus the make-whole amount designed to allow the Investor to earn a total 8.00% internal rate of return on such shares. At any time after November 7, 2028, in the case of the Series A Preferred Stock, and October 6, 2029, in the case of the Series B Preferred Stock, the holders of the applicable series of Preferred Stock shall have the right to cause us to redeem all of the outstanding shares of Preferred Stock of such series for cash at a redemption price equal to 100% of the Liquidation Value of the shares of such series, plus any accrued and unpaid dividends to, but excluding, the redemption date. Upon the occurrence of a Change of Control Triggering Event (as defined in the certificates of designation), we are also required to redeem all of the outstanding shares of Preferred Stock for cash at a redemption price equal to the greater of (i) the Liquidation Value of the shares, plus any accrued and unpaid dividends to, but excluding, the redemption date and (ii) the amount that would be received if the shares are converted at the then-applicable conversion price at the time of such redemption.

Voting Rights

The certificates of designation provide that holders of the Preferred Stock will have the right to vote on matters submitted to a vote of the holders of common stock on an as-converted basis unless required by applicable law, but in no event will the holders of Preferred Stock have the right to vote shares of Preferred Stock on as as-converted basis in excess of 19.9% of the voting power of the common stock outstanding immediately prior to the date of the Investment Agreement.

Restrictions on Transfer

The Preferred Stock may not be sold or transferred without our prior written consent (which consent will not be unreasonably withheld or delayed). The common stock issuable upon conversion of the Preferred Stock is not subject to this restriction. The restriction on the sale or transfer of the Preferred Stock does not apply to certain transfers to one or more permitted co-investors or transfers or pledges of the Preferred Stock or common stock pursuant to the terms of specified margin loans to be entered into by the Investor as well as transfers effected pursuant to a merger, consolidation or similar transaction consummated by us and transfers that are approved by the Board.

Board Representation

Pursuant to the Investment Agreement, we appointed Jason Wright to the Board in connection with the closing of the Series A investment (the “Apax Designee”). Mr. Wright was subsequently elected to the Board at the 2020 Annual Meeting of Stockholders, was re-elected at each subsequent Annual Meeting, and has been nominated for re-election at the 2024 Annual Meeting. Following the closing of the Series B investment, we and Apax mutually agreed to nominate Reid French (the “Independent Designee”) as a director nominee to the Board at the 2021 Annual Meeting. Mr. French was elected as a director at the 2021 Annual Meeting, was re-elected at each subsequent Annual Meeting, and has been nominated for re-election at the 2024 Annual Meeting.

So long as the Investor beneficially owns shares of Preferred Stock and/or shares of common stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 75% of the shares of common stock (on an as-converted basis) beneficially owned by the Investor on April 6, 2021 (the closing of the Series B investment), then the Investor will continue to have the right to designate the Apax Designee and to agree with us regarding the Independent Designee. So long as the Investor beneficially owns shares of

Preferred Stock and/or shares of common stock issued upon conversion of the shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 66 2/3% of the shares of common stock (on an as-converted basis) beneficially owned by the Investor on April 6, 2021, then the Investor will continue to have the right to designate the Apax Designee.

Preemptive Rights

Under the Investment Agreement, so long as the Investor beneficially owns (i) shares of Preferred Stock that represent at least 66 2/3% of the shares of Preferred Stock originally issued at the times of the Series A and Series B investments, or (ii) if as a result of a Mandatory Conversion such threshold is not met, shares of Preferred Stock and/or shares of common stock issued upon conversion of shares of Preferred Stock that represents at least 66 2/3% of the shares of common stock (on an as-converted basis) beneficially owned by the Investor on April 6, 2021, subject to customary exceptions, we are required to give the Investor notice of any proposed issuance by us of any shares of common stock or preferred stock, or any shares convertible into or exchangeable for such shares, no less than five business days prior to the proposed date of issuance. The Investor is then entitled to purchase up to its pro rata share of the securities that we propose to issue, at the same price and on the same terms as those disclosed in the notice.

Registration Rights

The Investor will have certain customary registration rights with respect to the common stock issuable upon conversion of the Preferred Stock pursuant to the terms of a registration rights agreement.

Comverse Share Distribution Agreement

On August 12, 2012, we entered into an agreement and plan of merger (the “CTI Merger Agreement”) with our former majority stockholder, Comverse Technology, Inc. (“CTI”), providing for our acquisition of CTI (the “CTI Merger”). The CTI Merger was completed on February 4, 2013.

On October 31, 2012, prior to the closing of the CTI Merger, CTI completed the Comverse share distribution in which it distributed all of the outstanding shares of common stock of its former subsidiary, Comverse, Inc., to CTI’s stockholders. As a result of the Comverse share distribution, Comverse, Inc. became an independent company and ceased to be a wholly owned subsidiary of CTI. As of February 28, 2017, Mavenir Inc. became successor-in-interest to Comverse, Inc.

In connection with the Comverse share distribution, Comverse and CTI entered into a Distribution Agreement, dated as of October 31, 2012 (the “Distribution Agreement”). We were a third-party beneficiary of that agreement and assumed CTI’s rights and obligations under that agreement in connection with the CTI Merger. The Distribution Agreement sets forth the agreement between CTI and Comverse regarding the principal transactions necessary to separate Comverse from CTI. It also sets forth other agreements that govern certain aspects of CTI’s relationship with Comverse following the completion of the Comverse share distribution and provides certain indemnities to CTI and its affiliates (including us) related to the CTI Merger Agreement, the Comverse share distribution and the Comverse business.

Comverse agreed to broad releases pursuant to which it released CTI and its affiliates, successors and assigns from, and indemnified and held harmless all such persons against and from, any claims against any of them arising out of or relating to the management of Comverse’s business, certain events that took place prior to the Comverse share distribution, the Comverse share distribution, the terms of the Distribution Agreement and the other agreements entered into in connection with the Comverse share distribution, Comverse’s post-share distribution certificate of incorporation and bylaws, and any other decision made or action taken relating to Comverse. The releases did not extend to obligations or liabilities under any agreements between CTI and Comverse that remained in effect following the Comverse share distribution.

CTI and Comverse also agreed to indemnify each other and each of their respective affiliates and representatives, and each of the heirs, executors, successors and assigns of such representatives, against certain liabilities in connection with their respective businesses and any breach by such party of the Distribution Agreement. These respective indemnity obligations under the Distribution Agreement are not subject to time limitation.

In addition, Comverse agreed to indemnify CTI and its affiliates (including us) against certain losses that may arise as a result of the CTI Merger and the Comverse share distribution. Certain of these indemnification obligations are capped at $25 million and certain are uncapped. Specifically, the capped indemnification obligations include indemnifying us against losses stemming from breaches by CTI of representations, warranties and covenants made to us in the CTI Merger Agreement and for any liabilities of CTI that were known by CTI but not included on the net worth statement delivered to us at the closing of the CTI Merger. Comverse’s uncapped indemnification obligations include indemnifying us against liabilities relating to Comverse’s business; claims by any stockholder or creditor of CTI related to the Comverse share distribution, the CTI Merger or related transactions or disclosure documents; certain claims made by employees or former employees of CTI and any claims made by employees and former employees of Comverse; any failure by Comverse to perform under any of the agreements entered into in connection with the Comverse share distribution; claims related to CTI’s ownership or operation of Comverse; claims related to the disposition of CTI’s ownership interest in Starhome B.V.; certain retained liabilities of CTI that were not reflected on or reserved against on the net worth statement delivered to us by CTI at the closing of the CTI Merger; and claims arising out of the exercise of appraisal rights by a CTI stockholder in connection with the Comverse share distribution. Comverse also assumed all pre-Comverse share distribution tax obligations of each of Comverse and CTI.

AUDIT MATTERS

Audit Committee Pre-Approval Procedures

The audit committee of our Board is directly responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. In accordance with the audit committee’s charter, it must approve, in advance of the service, all audit and permissible non-audit services to be provided by our independent registered public accounting firm and establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services. Our independent registered public accounting firm may not be retained to perform non-audit services specified in Section 10A(g) of the Exchange Act.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee appointed Deloitte & Touche LLP as our auditors for FYE 24 and FYE 23. Deloitte & Touche LLP has advised the audit committee that they are independent accountants with respect to Verint, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, and federal securities laws administered by the SEC.

In conjunction with our management, the audit committee regularly reviews the services and fees from our independent registered public accounting firm. Our audit committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of Deloitte & Touche LLP.

In addition to performing the audit of our consolidated financial statements, Deloitte & Touche LLP provided various other services during FYE 24 and FYE 23. Our audit committee has determined that these services did not impair Deloitte & Touche LLP’s independence from Verint.

Fees of Independent Registered Public Accountants

During FYE 24 and FYE 23, we retained Deloitte & Touche LLP to provide professional services in the following categories and amounts:

	Year Ended January 31,
(in thousands)	2024	2023
Audit fees (1)	$2,700	$2,740
Audit-related fees (2)	18	—
Tax fees (3)	—	—
All other fees (4)	—	50
Total fees	$2,718	$2,790
(1) “Audit fees” include fees for audit services principally related to the year-end audit and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions, and statutory audit fees.

(2) “Audit-related fees” include fees which are for assurance and related services other than those included in Audit fees.

(3) “Tax fees” include fees for tax compliance and advice.

(4) “All other fees” include fees for all other non-audit services.

REPORT OF THE AUDIT COMMITTEE
Role of the Audit Committee

The primary purpose of the audit committee is to assist the Board in its general oversight of Verint’s financial reporting process, including its internal controls and audit functions, as well as oversight of the Code of Conduct for all employees. The responsibilities of the audit committee are more fully described in its charter, which can be found on our website at https://www.verint.com/investor-relations/corporate-governance/corporate-governance-policies/. One of the audit committee’s key responsibilities, as reflected in its charter, is to select, compensate, evaluate, and, when appropriate, replace Verint’s independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Review of Verint’s Audited Financial Statements for FYE 24

Management is primarily responsible for the preparation, presentation, and integrity of Verint’s financial statements. The audit committee reviews Verint’s financial statements on a quarterly and annual basis, and in connection with these reviews, it discusses Verint’s financial statements with management and the independent registered public accounting firm. The audit committee has reviewed Verint’s audited financial statements for FYE 24 and discussed them with management. In March 2024, the audit committee reviewed Verint’s audited financial statements and footnotes for inclusion in Verint’s Annual Report on Form 10-K for FYE 24. Based on this review and prior discussions with management and the independent registered public accountants as described below, the audit committee recommended to the Board that Verint’s audited financial statements be included in its Annual Report on Form 10-K for FYE 24 for filing with the SEC.

Review and Discussions with the Independent Registered Public Accounting Firm

Verint’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements of Verint, expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Deloitte & Touche LLP is also responsible for performing reviews of Verint’s quarterly financial results, which are published in our Quarterly Reports on Form 10-Q.

The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, regarding the independent registered public accounting firm’s judgments about the quality of Verint’s accounting principles as applied in its financial reporting. The audit committee has also received written communications from Deloitte & Touche LLP required by the applicable requirements of the PCAOB and has discussed with Deloitte & Touche LLP its independence, including considering whether the independent registered public accounting firm’s provision of non-audit services to Verint may reasonably be thought to bear on the independent registered public accounting firm’s independence.

The audit committee discussed with Verint’s independent registered public accounting firm the overall scope and plans for its integrated audit. The audit committee met with the independent registered public accounting firm to discuss the results of its audit, the evaluations of Verint’s internal controls, and the overall quality of Verint’s financial reporting. The audit committee also met in private sessions with the independent registered public accounting firm at certain of its meetings, without management present, to discuss financial management, accounting, and internal control issues.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that our annual audited consolidated financial statements be included in our Annual Report on Form 10-K for the period ended January 31, 2024, for filing with the SEC.

Audit Committee:

William Kurtz, Chair
Reid French
Stephen Gold
Andrew Miller

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Proposals which stockholders desire to have included in our proxy statement for the 2025 Annual Meeting, pursuant to Regulation 14a-8 under the Exchange Act, must be addressed to our Corporate Secretary and received by us not later than the close of business on January 30, 2025. Such proposals must be addressed to Verint Systems Inc., at 225 Broadhollow Road, Melville, New York 11747, and should be submitted to the attention of our Corporate Secretary by certified mail, return receipt requested. SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2025 Annual Meeting of Stockholders is April 15, 2025. Our proxy related to the 2025 Annual Meeting may give discretionary authority to the proxy holders to vote with respect to all such proposals received by us.

The requirements found in our Amended and Restated By-laws are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

In accordance with our Amended and Restated By-laws, any stockholder entitled to notice of and to vote for the election of directors at the Annual Meeting may nominate persons for election as directors at the 2025 Annual Meeting of Stockholders only if our Corporate Secretary receives written notice of any such nominations no earlier than March 12, 2025 and no later than April 11, 2025. However, if the number of directors to be elected at the 2025 Annual Meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the Board by at least February 19, 2025, then a stockholder’s notice will be considered timely with respect to nominees for the new positions created by the increase that are to be filled by election at the 2025 Annual Meeting, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted, on a timely basis and in proper written form, a stockholder notice relating to nominees for such meeting, if it is received by our Corporate Secretary no later than the close of business on the tenth calendar day after we make such public announcement.

Any stockholder notice of intention to nominate a director shall include:

•as to the nominee:

•the name, age, business address and residential address of such person;

•the principal occupation or employment of such person;

•the class, series and number of our securities that are owned of record or beneficially by such person;

•the date or dates the securities were acquired and the investment intent of each acquisition;

•information regarding the qualifications of such person to serve as a director and any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation);

•a description in reasonable detail of any and all potential or actual conflicts of interest of such nominee with us; and

•any other information relating to such person that the Board or any nominating committee of the Board reviews in considering any person for nomination as a director, as will be provided by our Corporate Secretary upon request;

•as to the stockholder giving the notice and any Stockholder Associate (as such term is defined below):

•the name and address of the stockholder, as they appear on our stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate;

•a representation that the stockholder is a holder of record of our securities entitled to vote at the meeting and intends to remain so through the date of the meeting and to attend the meeting (or cause its proxyholder or qualified representative to attend the meeting) to nominate the person or persons specified in the stockholder’s notice;

•the class, series and number of our securities that are owned of record or beneficially by the stockholder or any Stockholder Associate as of the date of the stockholder’s notice;

•a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three years, and any other material relationships between or among the stockholder giving the notice or any Stockholder Associate, on the one hand, and the proposed nominee(s) and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 or any successor provision promulgated under Regulation S-K if the stockholder making the nomination or any Stockholder Associate were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant;

•information required to be provided under our Amended and Restated By-Laws with respect to any Derivative Instruments (as that term is defined in our Amended and Restated By-Laws);

•a description of any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associate is entitled to based on any increase or decrease in the value of our shares, Derivative Instruments, or Short Interests, if any, as of the date of the stockholder’s notice;

•an accounting of any equity interests, including any convertible instruments, Derivative Instruments, or Short Interests, in any competitor (as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914) of ours, and

•all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by the stockholder or any Stockholder Associate;

•a representation on behalf of the stockholder giving the notice and any Stockholder Associate, or any group of which it is a member, pursuant to which such persons acknowledge and agree:

•that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of such director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19(a)(3) under the Exchange Act;

•that it will notify the Corporate Secretary promptly if any change occurs with respect to the intent of such stockholder or Stockholder Associate, or the group of which it is a part, to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof, or with respect to the names of such stockholder’s or Stockholder Associate’s nominees;

•that if such stockholder or Stockholder Associate, or the group of which it is a part, (y) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (z) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then we will disregard any proxies or votes solicited for such stockholder’s or Stockholder Associate’s nominees, and

•that, upon our request, if such stockholder or Stockholder Associate, or the group of which it is a part, provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such stockholder or Stockholder Associate will deliver to us, no later than five business days prior to the 2025 Annual Meeting, reasonable documentary evidence (as determined by us or one of our representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act; and

•a written consent of each proposed nominee to being named in the proxy materials as a nominee and to serve as a director of Verint, if elected.

For purposes of the notice, a “Stockholder Associate” of any stockholder means (1) a beneficial owner or beneficial owners, if any, of securities of Verint owned of record or beneficially by the stockholder; (2) each Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of the stockholder or beneficial owner(s); (3) any participant (as defined in paragraphs (a)(ii)-(iv) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner(s) in the solicitation of proxies relating to such annual meeting; (4) any person controlling, controlled by or under common control with the stockholder or beneficial owner(s); and (5) any person “acting in concert” with such stockholder or beneficial owner(s).

For complete information regarding the procedures for stockholder nominations of directors, see our Amended and Restated By-Laws.

In addition to satisfying the requirements under our Amended and Restated By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the 2024 Annual Meeting. If the date of the 2025 annual meeting of stockholders is changed by more than 30 calendar days from the anniversary of the 2024 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made. Accordingly, for the 2025 annual meeting of stockholders, we must receive such notice no later than May 11, 2025.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers, and employees by personal interview or telephone. Such directors, officers, and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we may reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

HOUSEHOLDING

We are permitted to send a single set of proxy materials to stockholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you are the beneficial owner, but not the record holder, of Verint shares, your broker, bank or other nominee may only deliver one set of proxy materials and, as applicable, any other proxy materials that are delivered until such time as you or other stockholders sharing an address notify your nominee that you want to receive separate copies. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, either now or in the future, should submit this request by writing to our Secretary at Verint Systems Inc., Attn: Corporate Secretary, 225 Broadhollow Road, Melville, New York 11747, or calling our Investor Relations department at 631-962-9600, and they will be delivered promptly. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended January 31, 2024, was filed with the SEC on March 27, 2024, and such Form 10-K is being sent to stockholders on or about May 30, 2024. Stockholders are referred to that report for financial and other information about us. A copy of that report can be obtained, free of charge, by submitting a written request to Verint Systems Inc., Attn: Corporate Secretary, 225 Broadhollow Road, Melville, New York 11747. That report is not incorporated by reference into this proxy statement and is not to be deemed a part of the proxy soliciting material.

By Order of the Board of Directors,

Jonathan Kohl
Senior Vice President, General Counsel, and Corporate Secretary
Melville, New York
May 30, 2024

APPENDIX A

SUPPLEMENTAL INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

This proxy statement contains non-GAAP financial measures and non-GAAP forward looking statements. The tables below reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

	Year Ended January 31,
(in thousands)	2024	2023

Table of Reconciliation from GAAP Revenue to Non-GAAP Revenue

GAAP Revenue	$910,387	$902,245
Revenue adjustments	1,100	3,002
Non-GAAP Revenue	$911,487	$905,247

Table of Reconciliation from GAAP to Non-GAAP Measures

GAAP operating income	$68,185	$57,356
Revenue adjustments	1,100	3,002
Amortization of acquired technology	7,134	13,191
Amortization of other acquired intangible assets	25,371	26,238
Stock-based compensation expenses	67,599	76,114
Acquisition and divestitures expenses, net	15,976	1,689
Restructuring expenses	11,010	15,348
Separation expenses	774	1,316
Accelerated lease costs	5,407	8,279
IT facilities and infrastructure realignment	19,869	4,457
Impairment charges	—	1,799
Other adjustments	221	3,030
Non-GAAP operating income (EBIT)	$222,646	$211,819

	Year Ended January 31,
(in thousands)	2024	2023
GAAP to Non-GAAP Revenue and SaaS Metrics

Table of Reconciliation from GAAP Recurring and Nonrecurring Revenue to Non-GAAP Recurring and Nonrecurring Revenue

Recurring revenue - GAAP	$699,248	$685,537
SaaS revenue - GAAP	514,828	444,205
Optional managed services revenue - GAAP	47,718	61,388
Support revenue - GAAP	136,702	179,944
Nonrecurring revenue - GAAP	$211,139	$216,708
Perpetual revenue - GAAP	99,853	116,611
Professional services revenue - GAAP	111,286	100,097
Total revenue - GAAP	$910,387	$902,245

Estimated recurring revenue adjustments	$1,100	$3,002
Estimated SaaS revenue adjustments	1,069	2,813
Estimated optional managed services revenue adjustments	31	175
Estimated support revenue adjustments	—	14
Estimated nonrecurring revenue adjustments	$—	$—
Estimated perpetual revenue adjustments	—	—
Estimated professional services revenue adjustments	—	—
Total estimated revenue adjustments	$1,100	$3,002

Recurring revenue - non-GAAP	$700,348	$688,539
SaaS revenue - non-GAAP	515,897	447,018
Optional managed services revenue - non-GAAP	47,749	61,563
Support revenue - non-GAAP	136,702	179,958
Nonrecurring revenue - non-GAAP	$211,139	$216,708
Perpetual revenue - non-GAAP	99,853	116,611
Professional services revenue - non-GAAP	111,286	100,097
Total revenue - non-GAAP	$911,487	$905,247

	Year Ended January 31,
(in thousands)	2024	2023
Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue

SaaS revenue - GAAP	$514,828	$444,205
Bundled SaaS revenue - GAAP	250,526	222,560
Unbundled SaaS revenue - GAAP	264,302	221,645
Optional managed services revenue - GAAP	47,718	61,388
Cloud revenue - GAAP	$562,546	$505,593

Estimated SaaS revenue adjustments	$1,069	$2,813
Estimated bundled SaaS revenue adjustments	1,069	2,813
Estimated unbundled SaaS revenue adjustments	—	—
Estimated optional managed services revenue adjustments	31	175
Estimated cloud revenue adjustments	$1,100	$2,988

SaaS revenue - non-GAAP	$515,897	$447,018
Bundled SaaS revenue - non-GAAP	251,595	225,373
Unbundled SaaS revenue - non-GAAP	264,302	221,645
Optional managed services revenue - non-GAAP	47,749	61,563
Cloud revenue - non-GAAP	$563,646	$508,581

Table of New SaaS ACV

New SaaS ACV	$93,282	$102,053
Other adjustments (1)	3,400	—
Adjusted New SaaS ACV	$96,682	$102,053
(1) For the new SaaS ACV metric, the compensation committee determined as part of its review of the performance results that $3.4 million in SaaS orders that had been recorded as SaaS usage for accounting purposes should be counted as new SaaS ACV bookings for purposes of calculating achievement against the compensation performance goal.

Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, training, and patent license royalties.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Cloud revenue primarily consists of SaaS and optional managed services.

Optional Managed Services are recurring services that are intended to improve our customers’ operations and reduce expenses.

Percentage of software revenue that is recurring revenue is calculated as the sum of SaaS revenue, optional managed services revenue and support revenue as a percentage of total SaaS revenue, optional managed services revenue, support revenue, and perpetual revenue.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; new unbundled SaaS contracts only include the license portion of those orders. In cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters. Orders are only included in New SaaS ACV with a completed customer contract signed by both parties before the end of the period.

FORM OF PROXY CARD

SCAN TO
VIEW MATERIALS & VOTE

VERINT SYSTEMS INC.
C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VRNT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V51349-P14583

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERINT SYSTEMS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of ten directors to serve until the 2025 Annual Meeting of Stockholders	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dan Bodner
02) Linda Crawford
03) Reid French
04) Stephen Gold
05) William Kurtz
06) Andrew Miller
07) Richard Nottenburg
08) Kristen Robinson
09) Yvette Smith
10) Jason Wright

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To transact such other business as may properly come before the 2024 Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

V51350-P14583

VERINT SYSTEMS INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JULY 10, 2024

The undersigned hereby appoints Dan Bodner, our Chief Executive Officer, Grant Highlander, our Chief Financial Officer, and Peter Fante, our Chief Administrative Officer, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock in Verint Systems Inc. (the "Company") which the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders of the Company to be held via a virtual on-line platform accessible at www.virtualshareholdermeeting.com/VRNT2024, at 11:00 a.m. Eastern Time on July 10, 2024, and any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. This proxy revokes all previous proxies.

Please specify your choices by marking the boxes. It is important that the shares are represented at this meeting, whether or not you attend the virtual meeting. Therefore, please complete this proxy card and mail it in the enclosed return envelope. If you are a stockholder of record and you sign, date, and return your proxy card without making specific choices, the persons named as proxies above will vote the shares in accordance with the recommendations of the Board of Directors.

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. Whether or not you are able to attend the virtual meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)